UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, For use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

Coronado Biosciences, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Coronado Biosciences, Inc.

15 New England Executive Park

Burlington, MA 01803

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held August 16, 2012

To the Stockholders of Coronado Biosciences, Inc.:

Notice is hereby given that the annual meeting of stockholders of Coronado Biosciences, Inc. (the “Company”) will be held on August 16, 2012 at 7 New England Executive Park, Burlington, MA 01803, at 10:00 a.m., Eastern Time. The meeting is called for the following purposes:

1. To elect a board of nine directors;

2. To approve the Company’s 2012 Employee Stock Purchase Plan;

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

4. To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

The close of business on July 12, 2012 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. The Company’s stock transfer books will not be closed. A list of the stockholders entitled to vote at the meeting may be examined at the Company’s offices during the 10-day period preceding the meeting.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are respectfully requested by the board of directors to sign, date and return the enclosed proxy card promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience. This Proxy Statement, a form of proxy and our most recent Annual Report on Form 10-K, as amended, for the year ended December 31, 2011, are available to view online at the following internet address: http://www.coronadobio.com.

By Order of the Board of Directors,

/s/ Glenn L. Cooper
Glenn L. Cooper, M.D.
Executive Chairman of the Board of Directors

Dated: July 13, 2012

Coronado Biosciences, Inc.

15 New England Executive Park

Burlington, MA 01803

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Coronado Biosciences, Inc. (the “Company,” “Coronado,” “we,” “us,” or “our”) for the annual meeting of stockholders to be held on August 16, 2012 at 7 New England Executive Park, Burlington, MA 01803, at 10:00 a.m., Eastern Time. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to our Secretary, at the above address.

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted for each of the proposals.

The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed to our stockholders is July 17, 2012.

Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

GENERAL INFORMATION ABOUT VOTING

Record Date; Outstanding Shares; and Voting Rights

Only stockholders of record at the close of business on July 12, 2012 (the “Record Date”), are entitled to receive notice of, and vote at our annual meeting. As of the Record Date, we had outstanding 24,375,749 shares of common stock, being the only class of stock entitled to vote at the annual meeting. Each share of our common stock is entitled to one vote on all matters.

Quorum Requirement for the Annual Meeting

The holders of a majority of the shares entitled to vote at the annual meeting must be present at the annual meeting, represented in person or by proxy, for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you:

Are present and vote in person at the annual meeting; or

Have voted by properly submitting a proxy card or vote instruction form by mail.

If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.

Votes Required for Approval

Proposal 1: Election of Directors. Directors are elected by a plurality vote, and the nine nominees who receive the most votes will be elected. In the election of Directors, votes may be cast in favor of all nominees or to withhold voting with respect to specific nominees.

Proposal 2: Approval of the Company’s 2012 Employee Stock Purchase Plan. The affirmative “FOR” vote of a majority of the votes cast is necessary for approval of such proposal. A majority of votes cast means that the number of shares cast “for” the proposal exceeds the number of votes cast “against” that proposal.

Proposal 3: Ratification of Appointment of Auditors. The affirmative “FOR” vote of a majority of the votes cast is necessary for approval of such proposal.

Broker Non-Votes and Abstentions

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the annual meeting are “non-routine,” except for the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. In tabulating the voting result for the particular proposals set forth above, abstentions and broker non-votes will have no effect on the proposals being voted upon, assuming that a quorum is obtained.

Please note that the rules regarding how brokers may vote your shares have changed. Brokers may no longer vote your shares on the election of directors or on executive compensation matters in the absence of your specific instructions as to how to vote so we encourage you to provide instructions to your broker regarding the voting of your shares.

Tabulation of Votes

The votes received by proxy will be tabulated and certified by our transfer agent, VStock Transfer, LLC. All other votes will be tabulated by an inspector of election at the meeting.

VOTING

If you are a stockholder of record, you may vote in person at the annual meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or you will not be attending the annual meeting, you may vote by proxy. If you received a printed copy of these proxy materials by mail, you may vote by proxy using the enclosed proxy card. The procedures for voting by proxy are as follows.

To vote by proxy using the enclosed proxy card (only if you received a printed copy of these proxy materials by mail), complete, sign and date your proxy card and return it promptly in the envelope provided. If you vote by proxy, your vote must be received by 12:00 p.m. Eastern Time on August 15, 2012 to be counted.

If you are not a stockholder of record, please follow the directions provided to you by your bank or broker. If you wish to vote in person at the meeting, please contact your bank or broker to learn the procedures necessary to allow you to vote your shares in person.

You may revoke any proxy by notifying us in writing at our address, Attn: Secretary, or by voting a subsequent proxy or in person at the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date, the number of shares of our common stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of our common stock; (ii) each director and director nominee; (iii) each of the named executive officers in the Summary Compensation Table; and (iv) all directors and executive officers as a group. As of the Record Date, we had 24,375,749 shares of common stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

All share ownership figures include shares of our common stock issuable upon securities convertible or exchangeable into shares of our common stock within sixty (60) days of July 12, 2012 which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner (1)	Number of Shares		Percentage of Outstanding Shares of Common Stock (2)
Glenn L. Cooper, M.D.	136,745	(3)(4)	*
Bobby W. Sandage, Jr., Ph.D.	121,500	(3)(5)	*
Noah D. Beerman	10,000	(6)	*
Lucy Lu, M.D.	10,000	(6)	*
Karin M. Hehenberger, M.D., Ph.D.	20,925	(6)	*
Dale Ritter	50,000	(3)(7)	*
David J. Barrett	8,333	(8)	*
Jimmie Harvey, Jr., M.D.	8,333	(8)	*
J. Jay Lobell	370,120	(8)	1.5%
Michael W. Rogers	8,333	(8)	*
Lindsay A. Rosenwald, M.D.	3,581,178	(9)	14.7%
Eric K. Rowinsky, M.D.	64,497	(10)	*
Harlan F. Weisman, M.D. (11)	0		*
Hillel Gross (12)	1,000,000		4.1%
Manchester Securities Corp.	3,731,279	(13)	15.3%
Brookline Investments Inc.	1,352,825	(14)	5.5%
RA Capital Management, LLC	1,775,154	(15)	7.3%
All officers and directors as a group (12 persons)	4,389,965		17.7%

*	Less than 1%.
(1)	Unless otherwise indicated, the principal address of the each of the stockholders, directors, director nominee and officers is c/o Coronado Biosciences, Inc., 15 New England Executive Park, Burlington, Massachusetts 01803.
(2)	Based upon 24,375,749 shares of common stock issued and outstanding as of the Record Date.
(3)	Includes common stock, as well as options that are exercisable in the next 60 days.
(4)	Does not include options to purchase an aggregate of 238,490 shares of common stock that are not exercisable in the next 60 days.
(5)	Does not include options to purchase an aggregate of 200,000 shares of common stock that are not exercisable in the next 60 days.
(6)	Does not include options to purchase an aggregate of 225,000 shares of common stock that are not exercisable in the next 60 days.

(7)	Includes shares held jointly by Mr. Ritter and his spouse. Does not include options to purchase an aggregate of 110,000 shares of common stock that are not exercisable in the next 60 days.
(8)	Includes options that are exercisable in the next 60 days and does not include options to purchase 31,667 shares of common stock that are not exercisable in the next 60 days.
(9)	Includes 3,572,845 shares of common stock, of which 2,667,334 shares are held directly by Dr. Rosenwald, 170,983 shares are held by Capretti Grandi, LLC and 742,861 shares are held by PBS, and 8,333 shares issuable upon the exercise of options exercisable in the next 60 days. Dr. Rosenwald has voting and dispositive control over the shares held by Capretti Grandi, LLC, PBS and PCP. Does not include (i) 453,822 shares of common stock and warrants to purchase 7,360 shares of common stock held by the LAR Family Trusts and the Lindsay A. Rosenwald M.D. 2000 Family Trust, (ii) 1,000,000 shares of common stock held by trusts established for the benefit of Dr. Rosenwald’s family, over which Dr. Rosenwald does not have any voting or dispositive control, or (iii) options to purchase 31,667 shares of common stock.
(10)	Includes options that are exercisable in the next 60 days. Does not include options to purchase 143,993 shares of common stock that are not exercisable in the next 60 days.
(11)	Dr. Weisman is a director nominee.
(12)	Mr. Gross is the trustee of four trusts established for the benefit of Lindsay Rosenwald and his family, which own an aggregate of 1,000,000 shares of our capital stock as follows: (a) Lindsay A. Rosenwald 2000 Irrevocable Indenture of Trust dated May 24, 2000 (Delaware) owns 720,000 shares of common stock; (b) Lindsay A. Rosenwald Alaska Irrevocable Indenture of Trust dated August 28, 2001 owns 80,000 shares of common stock; (c) Lindsay A. Rosenwald Nevada Irrevocable Indenture of Trust dated January 6, 2003 owns 100,000 shares of common stock; and (d) Lindsay A. Rosenwald Rhode Island Irrevocable Indenture of Trust dated August 28, 2001 owns 100,000 shares of common stock. Mr. Gross may be deemed to beneficially own the shares held by these trusts because he has sole voting and dispositive control over all shares held by these trusts. Mr. Gross’s address is c/o AmTrust Financial Services, 59 Maiden Lane, 6th Floor, New York, NY 10038.
(13)	Includes 2,076,301 shares held by Elliot Associates, L.P. and 1,654,898 shares held by Elliot International, L.P., each affiliates of Manchester Securities Corp. (“Manchester”). Manchester’s address is 712 Fifth Avenue, New York, NY 10019. Mr. Paul E. Singer has voting and dispositive power over these shares. This information was derived from a Schedule 13G/A jointly filed by Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc. on June 26, 2012.
(14)	These shares are held by Brookline Coronado Investment Fund LLC, CSA Biotechnology Fund I, LLC and CSA Biotechnology Fund II (collectively, “Brookline”). The address of these entities is c/o Brookline Investments, Inc., 2501 Twentieth Place South, Suite 275, Birmingham, AL 35223. Mr. Rainer Twiford has voting and dispositive power over these shares.
(15)	These shares are held by Peter Kolchinsky, RA Capital Management, LLC, and RA Capital Healthcare Fund, L.P. The address of these holders is c/o RA Capital Management, LLC, 20 Park Plaza, Suite 1200, Boston, MA 02116. Mr. Peter Kolchinsky has voting and dispositive power over these shares. This information was derived from a Schedule 13G jointly filed by Peter Kolchinsky, RA Capital Management, LLC and RA Capital Healthcare Fund, L.P. on July 3, 2012.

Nominees of our board of directors

Our board of directors has nominated the persons identified below for election as directors, to serve until the next annual meeting or their successors have been elected and qualified. If any nominee becomes unavailable for election, which is not expected, the persons named in the accompanying proxy intend to vote for any substitute whom the board of directors nominates. The following table sets forth information about our director nominees as of the Record Date.

Name	Age	Title	Date Appointed
Glenn L. Cooper, M.D. (4)(5)	59	Executive Chairman of the Board of Directors	October 2009

Bobby W. Sandage, Jr. Ph.D.	58	President, Chief Executive Officer and Director	March 2011

Eric K. Rowinsky, M.D. (6)	55	Vice Chairman of the Board of Directors	October 2010

David J. Barrett (1)	36	Director	May 2011

Jimmie Harvey, Jr., M.D. (3)	60	Director	December 2008

J. Jay Lobell (1)(2)	49	Director	June 2006

Michael W. Rogers (1)(3)	52	Director	May 2011

Lindsay A. Rosenwald, M.D. (2)(3)	57	Director	October 2009

Harlan F. Weisman, M.D.	59	Director Nominee

(1)	Indicates member of audit committee.
(2)	Indicates member of the nominating and corporate governance committee.
(3)	Indicates member of the compensation committee.
(4)	In December 2011, in connection with the listing of our shares of common stock on the NASDAQ Capital Market, or NASDAQ, Dr. Cooper resigned from the compensation committee and Mr. Rogers was appointed chair of the compensation committee.
(5)	In December 2011, in connection with the listing of our shares of common stock on NASDAQ, Dr. Cooper resigned from the nominating and corporate governance committee.
(6)	In December 2011, in connection with the listing of our shares of common stock on NASDAQ, Dr. Rowinsky resigned from the nominating and corporate governance committee.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the meeting, nine directors will be elected by the stockholders to serve until the next annual meeting of stockholders or until their successors are elected and shall qualify. It is intended that the accompanying proxy will be voted for the election, as directors, of Glenn L. Cooper, M.D., Bobby W. Sandage, Jr. Ph.D., Eric K. Rowinsky, M.D., David J. Barrett, Jimmie Harvey, Jr., M.D., J. Jay Lobell, Michael W. Rogers, Lindsay A. Rosenwald, M.D. and Harlan F. Weisman, M.D. unless the proxy contains contrary instructions. We have no reason to believe that any of the nominees will not be a candidate or will be unable to serve. In the event that any of the nominees should become unable or unwilling to serve as a director, however, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by the directors.

Our directors are appointed for a one-year term to hold office until the next annual meeting of our stockholders or until they resign or are removed from office in accordance with our bylaws. Set forth below are the respective principal occupations or brief employment histories of the nine nominees.

Glenn L. Cooper, M.D. has served as a member of our board of directors since October 2009, as our executive chairman since July 2010 and served as our acting chief executive officer from December 2010 to April 2011. Dr. Cooper has over 25 years of leadership experience in the pharmaceutical and biotechnology industries with expertise in transforming development stage companies into commercial organizations. From 1993 to 2009, Dr. Cooper was the chairman and chief executive officer of Indevus Pharmaceuticals, Inc., a specialty pharmaceuticals company. Indevus was acquired by Endo Pharmaceuticals, Inc. in March 2009. Prior to joining Indevus in 1993, Dr. Cooper held numerous executive level positions, including president and chief executive officer of Progenitor, Inc., executive vice president and chief operating officer of Sphinx Pharmaceuticals Corporation, and various clinical and regulatory positions with Eli Lilly and Company. Dr. Cooper also serves on the board of directors of Gentium S.p.A. and Repligen Corporation. Dr. Cooper holds a B.A. from Harvard College and received his M.D. from Tufts University School of Medicine. Based on Dr. Cooper’s position as the executive chairman, his other senior management experience and service on boards of directors in the biotechnology and pharmaceutical industries, our board of directors believes that Dr. Cooper has the appropriate set of skills to serve as a member of the board of directors.

Bobby W. Sandage, Jr., Ph.D. has served as our president and chief executive officer since March 2011. Dr. Sandage has over 30 years of experience in the pharmaceutical industry, most recently as the vice president and head of oncology research and development for Covidien Pharmaceuticals, a specialty pharmaceuticals company, a position he held from March 2010 until March 2011. From November 1991 to December 2009, Dr. Sandage held various positions at Indevus Pharmaceuticals, Inc., a specialty pharmaceuticals company, including executive vice president of research and development and chief scientific officer, prior to the sale of the company to Endo Pharmaceuticals. Prior to joining Indevus Pharmaceuticals, from 1981 to 1991, Dr. Sandage held senior drug development positions at DuPont Merck Pharmaceutical Company, DuPont Critical Care (formerly American Critical Care) and Merrell Dow Pharmaceuticals. Dr. Sandage is currently a member of the board of directors of Gentium S.p.A., a pharmaceutical company. Dr. Sandage has also served as a member of the board of directors of Osteologix, Inc. and Genta Incorporated. Dr. Sandage has a B.S. in pharmacy from the University of Arkansas and a Ph.D. in clinical pharmacy from Purdue University. Based on Dr. Sandage’s position as the president and chief executive officer, his substantial experience in the pharmaceutical industry and service on boards of directors in the biotechnology and pharmaceutical industries, our board of directors believes that Dr. Sandage has the appropriate set of skills to serve as a member of the board of directors.

Eric K. Rowinsky, M.D. has served as a member of our board of directors, as our vice chairman and a consultant since October 2010 and is responsible for overseeing our clinical development plan for acute myeloid leukemia and solid tumor malignancies. Dr. Rowinsky is an internationally renowned expert in oncology with a distinguished background in academics and industry. Following an oncology fellowship at Johns Hopkins, he became an assistant professor of oncology at Johns Hopkins and then an associate professor at Johns Hopkins. Dr. Rowinsky then became a professor of medicine and director for drug development, cancer therapy and research at University of Texas, San Antonio. In 2004, Dr. Rowinsky became chief medical officer and senior vice president (later promoted to executive vice president) of ImClone Systems, Inc., a cancer therapeutics company, and spear-headed the further clinical development of Erbitux (cetuximab injection) and eight additional monoclonal antibodies, prior to ImClone’s acquisition by Eli Lilly & Company in 2008. He remained at ImClone as a consultant until December 2010. In 2010, Dr. Rowinsky became the Chief Executive Officer of Primrose Therapeutics, which developed therapies for polycystic kidney disease, until it was acquired in 2011. Since February 2012, Dr. Rowinsky has been the Head of Research and Development and Chief Medical Officer of Stemline Therapeutics, a private life science company developed therapeutics targeting cancer stem cells. Dr. Rowinsky is and has been a consultant to multiple biotech companies in cancer drug development and serves on the boards of directors of Biogen-Idec Inc., Navidea, PreScience Labs Inc., and DLVR, Inc., each of which are life sciences companies. During the past five years, Dr. Rowinsky has also served on the boards of directors of Tapestry Pharmaceuticals, Inc. and Adventrx Pharmaceuticals, Inc., which are life sciences companies. Dr. Rowinsky has been an advisor to academic, industrial and FDA advisory boards and has more than 300 peer-reviewed publications. Dr. Rowinsky received his B.A. from New York University and his M.D. from Vanderbilt University School of Medicine. Based on Dr. Rowinsky’s service on boards of directors in the biotechnology and pharmaceutical industries and his extensive experience and background in oncology, our board of directors believes that Dr. Rowinsky has the appropriate set of skills to serve as a member of the board of directors.

David J. Barrett has served as a member of our board of directors since May 2011. Since July 2010, Mr. Barrett has served as the chief financial officer of Ventrus Biosciences, Inc., a pharmaceutical company focused on the late-stage clinical development of gastrointestinal products. From April 2006 to September 2009, Mr. Barrett served as chief financial officer of Neuro-Hitech, Inc., a publicly traded company focused on developing, marketing and distributing branded and generic pharmaceutical products. From September 2003 to April 2006, Mr. Barrett was the chief financial officer/vice president of finance of Overture Asset Managers and Overture Financial Services, which, at the time, was a start-up asset management firm that assembled investment products and platforms to distribute turnkey and unbundled investment solutions to financial intermediaries and institutional investors. From July 1999 to September 2003, Mr. Barrett was employed as a manager at Deloitte & Touche, LLP. Mr. Barrett received his B.S. in accounting and economics in May of 1998 and his M.S. in accounting in May of 1999 from the University of Florida. He is a certified public accountant. Based on Mr. Barrett’s management experience, particularly in areas of finance and investment management, our board of directors believes that Mr. Barrett has the appropriate set of skills to serve as a member of the board of directors.

Jimmie Harvey, Jr., M.D. has served as a member of our board of directors since December 2008. Dr. Harvey in 1984 founded Birmingham Hematology and Oncology Associates L.L.C., a private medical company located in Birmingham, Alabama. Dr. Harvey has experience in clinical trial execution and management and has recently been a principal investigator in two trials, one investigating a novel monoclonal antibody and the other a small molecule used to treat immunologic malignancies. Dr. Harvey holds a B.A. degree in Chemistry from Emory University and received his M.D. from Emory University School of Medicine. Dr. Harvey completed his medical oncology training at the Vincent T. Lombardi Cancer Center at Georgetown University. Based on Dr. Harvey’s medical background, including his oncology expertise, our board of directors believes that Dr. Harvey has the appropriate set of skills to serve as a member of the board directors.

J. Jay Lobell has served as a member of our board of directors since June 2006. Mr. Lobell is president of Meridian Capital Group, LLC, a commercial real estate mortgage company, which he joined as a senior officer in January 2010. Mr. Lobell also is a founder of, and since December 2009 has served as vice chairman of, Beech Street Capital, LLC, a real estate lending company. Since January 2005, Mr. Lobell has served as president and chief operating officer of Paramount Biosciences, LLC (“PBS”), a biotechnology investment and development company. In that capacity, he had substantial responsibility for the assembly and oversight of companies founded and incubated by PBS, including Coronado and Asphelia. Mr. Lobell previously has served on the board of directors of NovaDel Pharma Inc., Innovive Pharmaceuticals, Inc. and ChemRx Corporation. Mr. Lobell was a partner in the law firm Covington & Burling LLP from October 1996 through January 2005, where he advised companies and individuals as a member of the firm’s securities litigation and white collar defense practice group. Mr. Lobell received his B.A. (summa cum laude, Phi Beta Kappa) from the City University of New York and his J.D. from Yale Law School, where he was senior editor of the Yale Law Journal. Based on Mr. Lobell’s biotechnology, legal and financial experience, as well as his in-depth understanding of drug commercialization and corporate governance, our board of directors believes that Mr. Lobell has the appropriate set of skills to serve as a member of the board of directors.

Michael W. Rogers has served as a member of our board of directors since May 2011. Since June 2009, Mr. Rogers has served as the executive vice president, chief financial officer and treasurer of BG Medicine, Inc., a life sciences company focused on the discovery, development, and commercialization of novel diagnostic tests. Prior to joining BG Medicine, Inc. and since 1999, Mr. Rogers held the position of executive vice president, chief financial officer and treasurer at Indevus Pharmaceuticals, Inc., a specialty pharmaceuticals company, which was acquired by Endo Pharmaceuticals in 2009. In 1998, Mr. Rogers was executive vice president and chief financial and corporate development officer at Advanced Health Corporation, a publicly-traded healthcare information technology company. From 1995 to 1997, he was vice president, chief financial officer and treasurer of AutoImmune, Inc., a publicly- traded biopharmaceutical company. From 1994 to 1995, Mr. Rogers was vice president, investment banking at Lehman Brothers, Inc. From 1990 to 1994, he was associated with PaineWebber, Inc., serving most recently as vice president, investment banking division. Mr. Rogers serves as a director of pSivida, Inc., a publicly-traded medical device company. Mr. Rogers received an M.B.A. from the Darden School at the University of Virginia and a B.A. from Union College. Based on Mr. Rogers’s management experience, particularly in areas of finance and corporate development, our board of directors believes that Mr. Rogers has the appropriate set of skills to serve as a member of the board of directors.

Lindsay A. Rosenwald, M.D. has served as a member of our board of directors since October 2009. Since November 2008, Dr. Rosenwald has served as Co-Portfolio Manager & Partner of Opus Point Partners, LLC (“Opus”), an asset management and broker dealer in the life sciences industry. Prior to that, from August 1991 to October 2008, he served as the Chairman of Paramount BioCapital, Inc. (“PBC”). Over the last 23 years, Dr. Rosenwald has acted as a biotechnology entrepreneur and been instrumental in the founding and recapitalization of numerous public and private biotechnology and life sciences companies. Dr. Rosenwald received his B.S. in finance from Pennsylvania State University and his M.D. from Temple University School of Medicine. Based on Dr. Rosenwald’s biotechnology and pharmaceutical industry experience and in-depth understanding of our business, our board of directors believes that Dr. Rosenwald has the appropriate set of skills to serve as a member of the board of directors.

Harlan F. Weisman, M.D. is a director nominee. Dr. Weisman is the founder and Managing Director of And-One Consulting, LLC, a consulting firm which was formed in March 2012 and focuses on assisting companies formulate and lead successful global strategies for accelerating medical product development, regulatory approval and market acceptance. From October 2005 to March 2012, Dr. Weisman was Chief Science and Technology Officer of Johnson and Johnson’s Medical Device and Diagnostics business. Dr. Weisman is a graduate of the University of Maryland and the University of Maryland School of Medicine. Dr. Weisman served his residency at Mount Sinai Hospital in New York and was a fellow in cardiovascular disease at Johns Hopkins Hospital. Based on Dr. Weisman’s medical background, our board of directors believes that Dr. Weisman has the appropriate set of skills to serve as a member of the board of directors.

All directors hold office until the next annual stockholders’ meeting or until their death, resignation, retirement, removal, disqualification, or until their successors have been elected and are qualified.

Family Relationships

There are no family relationships among our executive officers, directors and significant employees.

Transactions with Related Parties

The following is a description of transactions since January 1, 2011 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change-in-control arrangements, which are described under “Executive Compensation.”

2011 Series C Financing

Between May 2011 and June 30, 2011, we issued an aggregate of 4,612,624 Series C shares for an aggregate purchase price of $25.8 million (the “Series C Financing”). The following table sets forth the number of Series C shares purchased by our officers, directors and principal stockholders in the Series C Financing:

Name	Number of Series C shares Purchased
Glenn L. Cooper, M.D.	30,000
Bobby W. Sandage, Jr., Ph.D.	10,000
Dale and Debra Ritter	5,000
Lindsay A. Rosenwald, M.D.	214,669
Manchester Securities Corp. (2)	447,226

(1)	Additional detail regarding these stockholders and their equity holdings is provided in “Security Ownership of Certain Beneficial Owners and Management.”
(2)	Represents 178,890 Series C shares purchased by Elliot Associates and 268,336 Series C shares purchased by Elliot International.

Asphelia Asset Purchase

In January 2011, we acquired certain assets of Asphelia relating to CNDO-201 pursuant to an asset purchase agreement. The consideration paid for the assets included the assumption of certain Asphelia liabilities and the issuance of 2,525,677 Series B shares. At the time of such acquisition, Mr. Lobell, one of our directors, was the chief executive officer and a director of Asphelia and Dr. Rosenwald, one of our directors and a principal stockholder, was a significant stockholder of Asphelia. One liability assumed from Asphelia was a 10% senior promissory note (the “PCP Note”) dated January 2009 issued by Asphelia to PCP, an entity affiliated with Dr. Rosenwald and Mr. Lobell, in the principal amount of $750,000. Interest on the PCP Note is at the rate of 10% per annum payable quarterly, in arrears, and the principal matures on the earliest of (i) December 31, 2013 and (ii) the consummation of a merger, share exchange or other similar transaction.

Dr. Rosenwald is the chairman, chief executive officer and sole stockholder of PBC, which served as the placement agent for the offerings of our convertible debt and equity securities in 2008, 2009 and 2010. Pursuant to the engagement agreement for such prior offerings, PBC had a right of first refusal to act as the lead-finder, placement agent or other similar agent in relation to any securities offerings on our behalf during the 18-month period following the date of the final closing of the last offering for which it was our placement agent, which occurred on August 30, 2010. In connection with the provision of placement agency services by PBC for our Series A shares, we paid an aggregate of $2.2 million in cash fees and issued PBC warrants to purchase an aggregate of 258,418 shares of our common stock at an exercise price of $8.39 per share. In connection with the placement of our convertible debt, we paid PBC $529,000 in cash and issued to PBC 90,226 warrants to purchase common stock at $9.229 per share. All of such warrants were subsequently transferred by PBC to other individuals and entities. PBC waived its right of first refusal to act as placement agent for our 2011 Series C Financing.

In October 2010, Dr. Rosenwald indirectly acquired a controlling interest in National Securities Corporation (“National”), which served as the placement agent for the Series C Financing in May and June 2011, through an investment in National Holdings Corporation, the 100% owner and parent of National. Dr. Rosenwald’s investment is through Opus, which beneficially owns approximately 23.6% of National Holdings Corporation. Dr. Rosenwald beneficially owns a 50% interest in Opus. In connection with the Series C Financing, National received commissions of $2.6 million and five year warrants to purchase an aggregate of 461,263 Series C shares at an exercise price of $5.39 per share, which were subsequently transferred by National to other individuals and entities and are now exercisable to purchase 458,276 shares of common stock. In addition, National acted as an underwriter in connection with our public offering which closed in June 2012.

Services Agreements

In September 2010, we entered into a consulting agreement with Dr. Rowinsky, one of our directors, pursuant to which Dr. Rowinsky is paid monthly at an annual rate of $250,000, and was granted an option to purchase 193,491 shares of our common stock at an exercise price of $1.37 per share, for his services as our vice chairman.

In July 2011, the board of directors approved an employment agreement with Evan Renov, a nephew of Dr. Rosenwald. Pursuant to the agreement, as compensation for providing certain international investor relations services, Mr. Renov receives a monthly salary of $12,500 and is eligible for a maximum discretionary bonus of 25% of his base salary. Mr. Renov was granted an option to purchase 30,000 shares of our common stock at an exercise price of $2.95 per share. In February 2012, Mr. Renov’s monthly salary was increased to $12,692 and he is eligible for a maximum discretionary bonus of 25% of his base salary.

We have entered into employment arrangements with our executive officers, as more fully described in “Executive and Director Compensation—Executive Employment Agreements” and “—Potential Payments Upon Termination or Change in Control.”

Purchase of Shares in June 2012 Public Offering

Lindsay A. Rosenwald, M.D., a principal stockholder and director, purchased 200,000 shares of our common stock in our recent public offering at the public offering price. In addition, our other officers and directors, including Bobby W. Sandage, Jr., Ph.D., our president, chief executive officer and director, purchased an aggregate of 75,000 shares in our recent public offering at the public offering price. Each of these individuals has entered into lock-up agreements.

Board Leadership Structure

Our board of directors has a chairman, Dr. Cooper, who has authority, among other things, to call and preside over board meetings to set meeting agendas and to determine materials to be distributed to the board of directors. Accordingly, the chairman has substantial ability to shape the work of the board of directors. We believe that separation of the positions of chairman and chief executive officer reinforces the independence of the board of directors in its oversight of our business and affairs. In addition, we believe that having a separate board chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the board of directors to monitor whether management’s actions are in the best interests of us and our stockholders. As a result, we believe that having a separate board chairman can enhance the effectiveness of the board of directors as a whole.

Role of the Board in Risk Oversight

Our audit committee is primarily responsible for overseeing our risk management processes on behalf of the full board of directors. The audit committee receives reports from management at least quarterly regarding our assessment of risks. In addition, the audit committee reports regularly to the full board of directors, which also considers our risk profile. The audit committee and the full board of directors focus on the most significant risks we face and our general risk management strategies. While the board of directors oversees our risk management, management is responsible for day-to-day risk management processes. Our board of directors expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the audit committee and the board of directors. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our board leadership structure, which also emphasizes the independence of the board in its oversight of its business and affairs, supports this approach.

Board Practices

Our business and affairs are managed under the direction of our board of directors. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to our management. The board of directors is currently composed of eight members. Except as otherwise provided by law or in our Certificate of Incorporation or in our by-laws, if a quorum is present, the affirmative vote of a majority of the members of the board of directors will be required for any action. A quorum is a majority of the board of directors unless a greater number is required by law, by our Certificate of Incorporation or by our by-laws.

Board Committees and Director Independence

Audit Committee

In July 2011, our board of directors established an audit committee comprised of Messrs. Rogers, Barrett and Lobell, each of whom is a non-employee member of the board of directors. Mr. Rogers serves as the chair of the audit committee. The audit committee operates under a charter approved by our board of directors, which is available at the Company’s website, www.coronadobiosciences.com. The audit committee held two meetings during 2011.

The functions of the audit committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non- audit services;

•	reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent auditors and management;

•

reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•	preparing the report that the SEC will require in our annual proxy statement;

•	reviewing and providing oversight with respect to any related party transactions and monitoring compliance with our code of ethics;

•	reviewing our investment policy on a periodic basis; and

•	reviewing and evaluating, at least annually, the performance of the audit committee, including compliance of the audit committee with its charter.

Our board of directors has determined that each member of the audit committee meets the financial literacy requirements under the applicable NASDAQ Stock Market rules and that Mr. Rogers’ employment experience qualifies him as an audit committee financial expert within the meaning of SEC rules and regulations.

Audit Committee Report

The role of the audit committee is to assist the board of directors in its oversight of our financial reporting process. As set forth in the charter, our management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of this oversight function, the audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2011 with management, and has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Public Company Accounting Oversight Board’s Rule 3256, Communication with Audit Committees Concerning Independence, and has discussed with PricewaterhouseCoopers LLP its independence.

The members of the audit committee are not professionally engaged in the practice of auditing or accounting, are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s consideration and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted accounting principles or that our auditors are in fact “independent.”

Based upon the reports, reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the audit committee charter, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011, be filed with the SEC.

THE AUDIT COMMITTEE

Michael W. Rogers, Chairman

David J. Barrett

J. Jay Lobell

Compensation Committee

In September 2011, we established a compensation committee of the board of directors originally comprised of Mr. Rogers and Drs. Cooper, Harvey and Rosenwald. Dr. Cooper served as the chair of the compensation committee. The compensation committee operates under a charter approved by our board of directors, which is available at the Company’s website, www.coronadobiosciences.com. In December 2011, in connection with the listing of our shares of common stock on the NASDAQ Capital Market, or NASDAQ, Dr. Cooper resigned from the compensation committee and Mr. Rogers was appointed chair of the compensation committee. The compensation committee held one meeting during 2011.

The functions of the compensation committee include, among other things:

•

reviewing our corporate goals and objectives relevant to our executives’ compensation, evaluating the executives’ performance in light of such goals and objectives and determining, either as a committee or together with the other independent directors, executive compensation levels based on such evaluations;

•	reviewing and making recommendations to the board of directors with respect to non-executive officer compensation and independent director compensation;

•	administering our incentive compensation and equity-based plans;

•	preparing the report that the SEC will require in our annual proxy statement and Form 10-K; and

•	reviewing and evaluating, at least annually, the performance of the compensation committee, and the adequacy of its charter.

Nominating and Corporate Governance Committee

In September 2011, we established a nominating and corporate governance committee of the board of directors originally comprised of Mr. Lobell and Drs. Cooper, Rowinsky and Rosenwald. Mr. Lobell serves as the chair of the nominating and corporate governance committee. The nominating and corporate governance committee operates under a charter approved by our board of directors, which is available at the Company’s website, www.coronadobiosciences.com. In December 2011, in connection with the listing of our shares of common stock on NASDAQ, Drs. Cooper and Rowinsky resigned from the nominating and corporate governance committee. The nominating and corporate governance committee did not hold any meetings in 2011.

The functions of the nominating and corporate governance committee include, among other things:

•	making recommendations to the board of directors regarding the size and composition of the board of directors;

•	establishing procedures for the nomination process and screening and recommending candidates for election to the board of directors;

•	establishing and administering a periodic assessment procedure relating to the performance of the board of directors as a whole and its individual members; and

•

making recommendations to the board of directors regarding corporate governance matters and practices, including formulating and periodically reviewing corporate governance guidelines to be adopted by the board of directors.

The nominating and corporate governance committee will consider director candidates recommended by security holders. Potential nominees to the board are required to have such experience in business or financial matters as would make such nominee an asset to the board and may, under certain circumstances, be required to be “independent”, as such term is defined under Rule 5605 of the listing standards of NASDAQ and applicable SEC regulations. Security holders wishing to submit the name of a person as a potential nominee to the board must send the name, address, and a brief (no more than 500 words) biographical description of such potential nominee to the nominating and corporate governance committee at the following address: Nominating and Corporate Governance Committee of the Board of Directors, c/o Coronado Biosciences, Inc., 15 New England Executive Park, Burlington, Massachusetts 01803. Potential director nominees will be evaluated by personal interview, such interview to be conducted by one or more members of the Nominating and Corporate Governance Committee, and/or any other method the Nominating and Corporate Governance Committee deems appropriate, which may, but need not, include a questionnaire. The nominating and corporate governance committee may solicit or receive information concerning potential nominees from any source it deems appropriate. The nominating and corporate governance committee need not engage in an evaluation process unless (i) there is a vacancy on the board, (ii) a director is not standing for re-election, or (iii) the nominating and corporate governance committee does not intend to recommend the nomination of a sitting director for re-election. A potential director nominee recommended by a security holder will not be evaluated differently from any other potential nominee. Although it has not done so in the past, the nominating and corporate governance committee may retain search firms to assist in identifying suitable director candidates.

The board of directors does not have a formal policy on board candidate qualifications. The board may consider those factors it deems appropriate in evaluating director nominees made either by the board or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other board members, and specialized knowledge or experience. Depending upon the current needs of the board, certain factors may be weighed more or less heavily. In considering candidates for the board, the directors evaluate the entirety of each candidate’s credentials and do not have any specific minimum qualifications that must be met. “Diversity,” as such, is not a criterion that the committee considers. The directors will consider candidates from any reasonable source, including current board members, stockholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who has made the recommendation.

Director Independence

Five of our directors, Michael W. Rogers, David J. Barrett, Jimmie Harvey, Jr., M.D., J. Jay Lobell and Lindsay A. Rosenwald, M.D., are independent directors as that term is defined under NASDAQ Stock Market rules. In addition, Harlan F. Weisman, M.D., our director nominee, is also independent as that term is defined under NASDAQ Stock Market rules. All of the members of our audit committee, compensation committee and nominating and corporate governance committee are independent.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on our review of such forms furnished to us, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during 2011, except Glenn L. Cooper, M.D., Bobby W. Sandage, Jr., Ph.D., Lindsay A. Rosenwald, M.D. and Dale Ritter did not timely file a Form 4 in connection with the automatic conversion into common stock of shares of preferred stock included in their respective Initial Statement of Beneficial Ownership of Securities on Form 3 upon the effectiveness of our resale registration statement on November 15, 2011.

Code of Ethics

We adopted a Code of Ethics in September 2011 that applies to all directors, officers and employees. Our Code of Ethics is available on our website at www.coronadobiosciences.com. A copy of our code of ethics will also be provided to any person without charge, upon written request sent to us at our offices located at 15 New England Executive Park, Burlington, MA 01803.

Meetings of the Board and Committees

During the fiscal year ended December 31, 2011, the board of directors held 13 meetings and took action by written consent. During 2011, no director attended fewer than 75% of the meetings of our board of directors and committees of our board of directors of which the director was a member. Each director is expected to participate, either in person or via teleconference, in meetings of our board of directors and meetings of committees of our board of directors of which each director is a member, and to spend the time necessary to properly discharge such director’s respective duties and responsibilities. We do not have a written policy with regard to directors’ attendance at annual meetings of stockholders; however, all directors are encouraged to attend the annual meeting.

Communications with the Board

Stockholders can mail communications to the board of directors, c/o Coronado Biosciences, Inc., 15 New England Executive Park, Burlington, Massachusetts 01803, who will forward the correspondence to each addressee.

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to our named executive officers. To date, executive compensation decisions have been made by the entire board of directors considering the evaluation and recommendations of our compensation committee. In September 2011, we established a compensation committee of the board of directors that is responsible for creating and reviewing the compensation of our executive officers, as well as overseeing our compensation and benefit plans and policies and administering our equity incentive plans.

Compensation Philosophy

We believe in providing a competitive total compensation package to our executive management team through a combination of base salary, discretionary bonuses, grants under an equity incentive compensation plan, severance and change in control benefits and broad-based benefits programs. Our executive compensation programs are designed to achieve the following objectives:

•	attract, motivate and retain executives of outstanding ability and potential;

•	reward achievement; and

•	ensure that executive compensation is meaningfully related to the creation of stockholder value.

Our board of directors believes that our executive compensation programs should include short- and long-term components, including cash and equity-based compensation, and should reward consistent performance that meets or exceeds expectations. The board of directors evaluates both performance and compensation to make sure that the compensation provided to executives remains competitive relative to compensation paid by companies of similar size and stage of development operating in the life sciences industry, taking into account our relative performance and our own strategic objectives.

Setting Executive Compensation

We have historically conducted a review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers. As a private company, we have based this review primarily on the experience of the members of our board of directors, many of whom sit on the boards of directors of numerous companies in the life sciences and healthcare fields. It is expected that in the future, our compensation committee will take into account publicly available data relating to the compensation practices and policies of other companies within and outside our industry. Although we expect the compensation committee to use such survey data as a tool in determining executive compensation, we expect that members of the compensation committee will continue to apply their subjective discretion to make compensation decisions. Our board of directors has not yet determined to benchmark executive compensation against any particular group of companies or use a formula to set executive compensation in relation to such survey data.

Elements of Executive Compensation

The compensation program for our executive officers consists principally of three components:

•	base salary;

•	annual discretionary bonuses; and

•	long-term compensation in the form of stock options or other equity-based awards.

Base Salary

Base salaries for our executives are initially established through arm’s-length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience, prior salary, the scope of his or her responsibilities, and competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. In making decisions regarding salary increases, we may also draw upon the experience of members of our board of directors with other companies. The board of directors has not previously applied specific formulas to determine increases, although it has generally awarded increases as a percentage of an executive officer’s then-current base salary. This strategy is consistent with our intent of offering base salaries that are cost-effective while remaining competitive.

We hired Glenn L. Cooper, M.D., to serve as our executive chairman in July 2010. Initially, Dr. Cooper was compensated as a consultant for a monthly fee of $25,000. This amount was determined as part of the negotiation of Dr. Cooper’s compensation, conducted on our behalf by Dr. Rosenwald and our former chief executive officer and approved by the board of directors. In April 2011, Dr. Cooper’s consulting arrangement was transitioned into an employment arrangement and his annual base salary of $300,000 was approved by the board of directors at that time.

We hired our former executive vice president, chief operating officer, chief financial officer, Gary G. Gemignani, in May 2010. Mr. Gemignani’s base salary for 2010 was set at $350,000, which was determined as part of the negotiation of Mr. Gemignani’s employment agreement, conducted on our behalf by Dr. Tesi and approved by the board of directors. In February 2011, our board of directors approved a 2% increase to the base salary of Mr. Gemignani, based on increased responsibilities in the absence of a full time chief executive officer and audit oversight responsibilities. In May 2011, Mr. Gemignani’s title was changed to vice president of special projects, pending the termination of his employment at the end of June 2011.

We hired Bobby W. Sandage, Jr., Ph.D. to serve as our president and chief executive officer in March 2011. Dr. Sandage’s annual base salary for 2011 was set at $375,000. This salary was determined as part of the negotiation of Dr. Sandage’s employment agreement, which was conducted by Dr. Cooper on our behalf and approved by the board of directors. In approving the salary, the board considered Dr. Sandage’s requested salary and the salaries of other members of the management team. In February 2012, Dr. Sandage’s base salary was increased to $395,000.

We hired Noah D. Beerman to serve as our executive vice president and chief operating officer in September 2011. Mr. Beerman’s base salary for 2011 was set at $325,000. This salary was determined as part of the negotiation of Mr. Beerman’s employment agreement, which was conducted by Drs. Cooper and Sandage on our behalf and approved by the board of directors. In approving the salary, the board considered Mr. Beerman’s requested salary and the salaries of other members of the management team. In February 2012, Mr. Beerman’s base salary was increased to $328,000.

We hired Lucy Lu, M.D. to serve as our executive vice president and chief financial officer in February 2012. Dr. Lu’s base salary for 2012 was set at $300,000. This salary was determined as part of the negotiation of

Dr. Lu’s employment agreement, which was conducted by Dr. Sandage on our behalf and approved by the board of directors. In approving the salary, the board considered Dr. Lu’s requested salary and the salaries of other members of the management team.

We hired Karin M. Hehenberger, M.D., Ph.D. to serve as our senior vice president of scientific affairs in December 2011 and appointed Dr. Hehenberger executive vice president and chief medical officer on April 19, 2012. Dr. Hehenberger’s base salary for 2012 was set at $300,000. This salary was determined as part of the negotiation of Dr. Hehenberger’s employment agreement, which was conducted by Dr. Sandage on our behalf and approved by the board of directors. In approving the salary, the board considered Dr. Hehenberger’s requested salary and the salaries of other members of the management team.

We hired Dale Ritter to serve as our senior vice president, finance, chief accounting officer and acting chief financial officer in May 2011. Mr. Ritter’s base salary for 2011 was set at $250,000. This salary was determined as part of the negotiation of Mr. Ritter’s employment agreement, which was conducted by Drs. Cooper and Sandage on our behalf and approved by the board of directors. In approving the salary, the board considered Mr. Ritter’s requested salary and the salaries of other members of the management team. In February 2012, Mr. Ritter’s base salary was increased by the board of directors to $275,000.

Discretionary Bonuses

In addition to the payment of base salaries, we believe that discretionary bonuses can play an important role in providing appropriate incentives to our executives to achieve our strategic objectives. As part of the annual performance reviews, the board of directors has in the past, and the compensation committee will, in the future, review and analyze each executive officer’s overall performance against objective targets as established in advance, as well as a subjective evaluation, in each case as approved by the compensation committee. Dr. Sandage, Mr. Beerman, Dr. Lu, Dr. Hehenberger and Mr. Ritter are eligible for a maximum discretionary bonus of 50%, 45%, 40%, 40% and 40%, respectively, of their respective salaries pursuant to the terms of their employment agreements. In addition, Dr. Sandage is eligible for additional bonuses of $137,500, $125,000, $250,000, and $500,000 based on milestones tied to reaching a market capitalization, as defined in his employment agreement, of $125 million, $250 million, $500 million and $1 billion, respectively. Mr. Beerman and Dr. Lu are also eligible for additional discretionary bonuses of $46,875, $93,750, $187,500, and $375,000 based on milestones tied to reaching a market capitalization, as defined in each employment agreement, of $125 million, $250 million, $500 million and $1 billion, respectively. Our executive chairman, Dr. Cooper, is not generally eligible for a discretionary bonus.

Following the end of 2010, our board of directors reviewed the annual performance of Mr. Gemignani, the only executive officer eligible for a discretionary bonus, as well as our overall performance and approved the payment of a discretionary bonus to Mr. Gemignani in the amount of $175,000. Such discretionary bonus was paid in cash in 2011 and was provided in order to continue to motivate the executive to achieve our financial and business objectives and was paid in part based on achievements made by the executive and by us during 2010.

Following the end of 2011, our board of directors reviewed the annual performances of Dr. Sandage, Mr. Beerman and Mr. Ritter, the only executive officers eligible for a discretionary bonus, as well as our overall performance and approved the payments of discretionary bonuses to Dr. Sandage in the amount of $140,000, Mr. Beerman in the amount of $39,000 and Mr. Ritter in the amount of $62,000. Such discretionary bonuses were paid in cash in 2012 and were provided in order to continue to motivate the executives to achieve our financial and business objectives and was paid in part based on achievements made by the executives and by us during 2011.

Long-term Incentive Program

We believe that by providing our executives the opportunity to increase their ownership of our stock, the best interests of stockholders and executives will be more aligned and we will encourage long-term performance. The stock awards enable our executive officers to participate in the appreciation of the value of our stock, while personally participating in the risks of business setbacks. We have not adopted stock ownership guidelines and our stock incentive plan has provided our executive officers a means to acquire equity or equity-linked interests in our company. We do not have any program, plan or obligation that requires us to grant our executive officers equity compensation on specified dates. Authority to make equity grants to executive officers rests with our board of directors, which considers the recommendations of the compensation committee, as well as the executive chairman and the chief executive officer for officers other than themselves.

We have granted equity awards primarily through our 2007 Stock Incentive Plan, or the 2007 plan, which was adopted by our board of directors and stockholders to permit the grant of stock options, stock bonuses and restricted stock to our officers, directors, employees and consultants. The material terms of our 2007 plan are further described under “2007 Stock Incentive Plan” below.

In 2010, certain named executive officers were awarded stock options under the 2007 plan in the amounts indicated in the section below entitled “Grants of Plan-Based Awards.” The awards were reviewed for consistency internally among the management team and were determined by members of the board of directors to be consistent with other companies in which the members have experience.

In October 2010, as part of the long-term equity incentive program described above, our board of directors awarded Dr. Cooper, Dr. Tesi and Mr. Gemignani stock options under the 2007 plan in the aggregate amounts of 290,235, 144,120 and 200,000 shares, respectively.

In February 2011, Mr. Gemignani was awarded an additional option to purchase 25,000 shares of our common stock under the 2007 plan. The number of shares was approved by the board. In approving the number of shares, the board considered Mr. Gemignani’s increased level of responsibilities described above.

Dr. Sandage was awarded an option in April 2011 to purchase 300,000 shares of our common stock under the 2007 plan in connection with the commencement of his employment. The number of shares was determined as part of the negotiation of his overall employment package and was approved by our board of directors. In approving the number of shares, the board considered the number of shares requested by Dr. Sandage and the equity ownership of other members of our management team.

Mr. Beerman was awarded an option to purchase 225,000 shares of our common stock under the 2007 plan in connection with the commencement of his employment in September 2011. The number of shares was determined as part of the negotiation of his overall employment package and was approved by our board of directors. In approving the number of shares, the board considered the number of shares requested by Mr. Beerman and the equity ownership of other members of our management team.

Dr. Lu was awarded an option to purchase 225,000 shares of our common stock under the 2007 plan in connection with the commencement of her employment in February 2012. The number of shares was determined as part of the negotiation of her overall employment package and was approved by our board of directors. In approving the number of shares, the board considered the number of shares requested by Dr. Lu and the equity ownership of other members of our management team.

Dr. Hehenberger was awarded an option to purchase 100,000 shares of our common stock under the 2007 plan in connection with the commencement of her employment in December 2011 and was awarded an option to purchase 125,000 shares of our common stock under the 2007 plan in connection with her appointment as executive vice president and chief medical officer in April 2012. The number of shares was determined as part of the negotiation of her overall employment packages and was approved by our board of directors. In approving the number of shares, the board considered the number of shares requested by Dr. Hehenberger and the equity ownership of other members of our management team.

Mr. Ritter was awarded an option to purchase 120,000 shares of our common stock under the 2007 plan in connection with the commencement of his employment in May 2011. The number of shares was determined as part of the negotiation of his overall employment package and was approved by our board of directors. In approving the number of shares, the board considered the number of shares requested by Mr. Ritter and the equity ownership of other members of our management team. In February 2012, Mr. Ritter was awarded an option to purchase an additional 30,000 shares of our common stock under the 2007 plan.

In the absence of a public trading market for our common stock at the time of the grants described above prior to November 2011, the board of directors determined the fair market value of our common stock in good faith based upon consideration of a number of relevant factors including the status of development efforts, financial status and market conditions and valuations obtained from an independent valuation firm. The options granted to Dr. Lu and Mr. Ritter in February 2012 and Dr. Hehenberger in December 2011 and April 2012 were granted at the fair market value of our common stock, which was determined based on the closing price of our shares on NASDAQ on the date of grant.

All option grants typically vest over three years, with one third of the shares subject to the stock option vesting on each annual anniversary of the vesting commencement date. All options have a 10-year term. Additional information regarding accelerated vesting upon or following a change in control is discussed below under “Potential Payments Upon Termination or Change in Control.”

Executive Employment Agreements

We entered into employment agreements with Dr. Cooper in April 2011 and Dr. Sandage in March 2011, with Mr. Ritter in May 2011, with Mr. Beerman in September 2011, with Dr. Lu in February 2012 and with Dr. Hehenberger in April 2012. The employment agreements provide for at-will employment, base salary, incentive bonuses, standard employee benefit plan participation and recommendations for initial stock option grants. The employment agreements were each subject to execution of standard proprietary information and invention agreements and proof of identity and work eligibility in the United States. Prior to his employment agreement, Dr. Cooper was party to a consulting agreement with us, which was entered into in September 2010 with retroactive effect to July 2010.

Dr. Sandage, Mr. Beerman, Dr. Lu, Dr. Hehenberger and Mr. Ritter are each entitled to severance and change in control benefits pursuant to their employment, the terms of which are described below under “Potential Payments Upon Termination or Change in Control.” We believe that these severance and change in control benefits help us from a retention standpoint and they are particularly necessary in an industry, such as ours, where there has been market consolidation. We believe that they help these executive officers maintain continued focus and dedication to their assigned duties to maximize stockholder value if there is a change in control. We believe that these severance and change in control benefits are an essential element of our overall executive compensation package. Dr. Cooper is not entitled to severance or change in control benefits.

Perquisites

From time to time our board of directors may provide certain of our named executive officers with perquisites that the board believes are reasonable. We do not view perquisites as a significant element of comprehensive compensation structure, but do believe they can be useful in attracting, motivating and retaining the executive talent for which we compete. We believe that these additional benefits may assist our executive officers in performing their duties and provide time efficiencies for executive officers in appropriate circumstances, and we may consider providing additional perquisites in the future. All future practices regarding perquisites will be approved and subject to periodic review by the compensation committee.

Other Compensation

Consistent with our compensation philosophy, we intend to continue to maintain the current benefits for executive officers which are also available to our other employees; however, the compensation committee, in its discretion, may in the future revise, amend or add to the benefits of any executive officer if it deems it advisable.

Deductibility of Compensation under Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986 limits our deduction for federal income tax purposes to not more than $1 million of compensation paid to certain executive officers in a calendar year. Compensation above $1 million may be deducted if it is “performance-based compensation.” We have not yet established a policy for determining which forms of incentive compensation awarded to our executive officers will be designed to qualify as “performance-based compensation.” To maintain flexibility in compensating executive officers in a manner designed to promote our objectives, the board of directors has not adopted a policy that requires all compensation to be deductible. However, it is expected that the compensation committee will evaluate the effects of the compensation limits of Section 162(m) on any compensation it proposes to grant in the future and that future compensation will be provided in a manner consistent with our best interests and those of our stockholders.

Risk Analysis of our Compensation Plans

Our board of directors has reviewed our compensation policies as generally applicable to our employees and believes that the policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. The design of our compensation policies and programs encourage the employees to remain focused on both short- and long-term goals. For example, while our cash bonus plans measure performance on an annual basis, the equity awards typically vest over a number of years, which we believe encourages employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

Summary Compensation Table

The following table provides information regarding the compensation paid during the years ended December 31, 2010 and 2011 to our principal executive officer and certain of our other executive officers, who are collectively referred to as “named executive officers” elsewhere in this Proxy Statement.

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	All Other Compensation	Total
Glenn L. Cooper, M.D.	2011	$225,000	$—	$—	$97,500	$322,500
Executive Chairman, Director(2)	2010			453,695	137,500	591,195

Bobby W. Sandage, Jr., Ph.D.	2011	284,135	140,000	257,280	133,929	815,344
President and Chief Executive Officer, Director(3)

Noah D. Beerman	2011	87,500	39,000	484,425	—	610,925
Executive Vice President and Chief Operating Officer(4)

Gary Gemignani	2011	177,625	—	36,500	295,212	509,337
Former Executive Vice President,	2010	211,458	175,000	312,640	—	699,098
Chief Operating Officer, Chief Financial Officer(5)

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. One-third of the shares subject to each of the options granted to our named executive officers vest on each anniversary of the grant date such that all of the shares subject to the options will be vested three years after such date.
(2)	Dr. Cooper became our executive chairman in July 2010 and “All Other Compensation” amounts are compensation that Dr. Cooper earned pursuant to a consulting agreement with us. Initially, Dr. Cooper was compensated as a consultant for a monthly fee of $25,000. Dr. Cooper’s 2010 “Option Awards” and “All Other Compensation” in 2010 and $75,000 in 2011 was paid to Dr. Cooper pursuant to the consulting arrangement. In April 2011, Dr. Cooper’s consulting arrangement was transitioned into an employment arrangement at an annual base salary of $300,000. Also included in Dr. Cooper’s “All Other Compensation” in 2011 was $22,500 of director compensation earned by Dr. Cooper.

(3)	Dr. Sandage’s bonus represents the amount awarded for 2011 and paid in 2012. “All Other Compensation” for Dr. Sandage includes $130,321 related to reimbursement of moving expenses Dr. Sandage owed his prior employer pursuant to his termination of employment and $3,608 for reimbursement of life insurance premiums provided for in Dr. Sandage’s employment agreement.
(4)	Mr. Beerman’s bonus represents the amount awarded for 2011 and paid in 2012.
(5)	Mr. Gemignani served as our executive vice president, chief operating officer and chief financial officer from May 2010 to May 2011. Mr. Gemignani ceased serving as our principal financial and accounting officer in May 2011 when Mr. Ritter joined us. Mr. Gemignani’s salary represents amounts paid to him during his employment and included in “All Other Compensation” is $267,750 paid pursuant to his separation agreement and $27,462 of vacation accrued to his separation date.

Potential Payments Upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s employment terminates, the named executive officer is entitled to receive amounts earned during his term of employment, including salary and unused vacation pay. In addition, each of our named executive officers, other than Dr. Cooper, that are currently employed by us is entitled to severance and change in control benefits described below.

We entered into an employment agreement with Dr. Tesi, our former president and chief executive officer, in June 2010, which superseded a prior employment agreement between Dr. Tesi and us. In January 2011, in connection with the termination of Dr. Tesi’s employment in September 2010, we entered into a separation agreement with Dr. Tesi entitling him to severance benefits. The terms of Dr. Tesi’s separation agreement supersede the terms of his employment agreement. The separation agreement provides that, in exchange for Dr. Tesi’s full release of claims against us, he was entitled to: (i) salary continuation for six months following the effectiveness of the release of claims and (ii) acceleration of vesting for one-third of the options held by him at the time of separation.

We entered into an employment agreement with Mr. Gemignani, our former executive vice president, chief operating officer, chief financial officer, in June 2010. In connection with the termination of Mr. Gemignani’s employment in June 2011, we entered into a separation agreement with Mr. Gemignani entitling him to severance benefits. The terms of Mr. Gemignani’s separation agreement supersede the terms of his employment agreement. The separation agreement provides that, in exchange for Mr. Gemignani’s full release of claims against us, he was entitled to: (i) salary continuation for six months following termination and the effectiveness of the release of claims, (ii) a one-time payment of $89,250, which represented a prorated bonus amount for 2011, (iii) acceleration of vesting for one-third of the options held by him at the time of separation, and (iv) extension of the post-termination exercise period of the accelerated options from three months to six months.

In April 2011, we entered into an employment agreement with Dr. Sandage, our president and chief executive officer, which provides if we terminate Dr. Sandage without cause or he resigns for good reason, he will be entitled to: (i) severance payments at a rate equal to his base salary then in effect for a period of one year following his termination date and (ii) accelerated vesting of one-third of his stock option shares. In addition, if Dr. Sandage is terminated without cause within six months following a change in control, 100% of the shares subject to options and other equity awards granted to him will fully vest as of the date of his execution of a release in connection with such termination. Cause is defined as (a) his willful failure, disregard or refusal to perform his material duties or obligations under the employment agreement which, to the extent it is curable by Dr. Sandage, is not cured within thirty (30) days after we give written notice to him; (b) any willful, intentional or grossly negligent act having the effect of materially injuring (whether financially or otherwise) the business or reputation of us or any of our affiliates; (c) willful misconduct by him with respect to any of the material duties or obligations under the employment agreement, including, without limitation, willful insubordination with respect to lawful directions received from the board of directors which, to the extent it is curable by Dr. Sandage, is not cured within thirty (30) days after we give written notice to him; (d) indictment of any felony involving moral turpitude (including entry of a nolo contendere plea); (e) the determination, after a reasonable and good-faith investigation by us, that he engaged in some form of harassment or discrimination prohibited by law (including, without limitation, age, sex or race harassment or discrimination), unless the actions were specifically directed by the board of directors; (f) material misappropriation or embezzlement of the property of us or our affiliates (whether or not a misdemeanor or felony); or (g) a material breach of any of the provisions of the employment agreement, of any company policy, and/or of his proprietary information and inventions agreement. Good reason is defined as (x) a material reduction of Dr. Sandage’s base salary unless such reduction occurs in connection with a company-wide decrease in executive compensation, (y) a material breach of the employment agreement by us; or (z) a material adverse change in his duties, authority, or responsibilities relative to his duties, authority, or responsibilities in effect immediately prior to such reduction.

In May 2011, we entered into an employment agreement with Mr. Ritter, our senior vice president, finance, chief accounting officer and then-acting chief financial officer, which provides if we terminate Mr. Ritter without cause or he resigns for good reason, he will be entitled to: (i) severance payments at a rate equal to his base salary then in effect for a period of six months following his termination date and (ii) accelerated vesting of one-third of his stock option shares. In addition, if Mr. Ritter is terminated without cause within six months following a change in control, he will be entitled to an additional six months of severance payments (for a total of 12 months) and 100% of the shares subject to options and other equity awards granted to him will fully vest as of the date of his execution of a release in connection with such termination. Cause and good reason are defined as they are for Dr. Sandage and described in the preceding paragraph.

In September 2011, we entered into an employment agreement with Mr. Beerman, our executive vice president and chief operating officer, which provides if we terminate Mr. Beerman without cause or he resigns for good reason, he will be entitled to: (i) severance payments at a rate equal to his base salary then in effect for a period of six months following his termination date and (ii) accelerated vesting of one-third of his stock option shares. In addition, if Mr. Beerman is terminated without cause within six months following a change in control, he will be entitled to an additional six months of severance payments (for a total of 12 months) and 100% of the shares subject to options and other equity awards granted to him will fully vest as of the date of his execution of a release in connection with such termination. Cause and good reason are defined as they are for Dr. Sandage and described above.

In February 2012, we entered into an employment agreement with Dr. Lu, our executive vice president and chief financial officer, which provides if we terminate Dr. Lu without cause or she resigns for good reason, she will be entitled to: (i) severance payments at a rate equal to her base salary then in effect for a period of six months following her termination date and (ii) accelerated vesting of one-third of her stock option shares. In addition, if Dr. Lu is terminated without cause within six months following a change in control, she will be entitled to an additional six months of severance payments (for a total of 12 months) and 100% of the shares subject to options and other equity awards granted to her will fully vest as of the date of her execution of a release in connection with such termination. Cause and good reason are defined as they are for Dr. Sandage and described above.

In April 2012, we entered into an employment agreement with Dr. Hehenberger, our executive vice president and chief medical officer, which provides if we terminate Dr. Hehenberger without cause or she resigns for good reason, she will be entitled to: (i) severance payments at a rate equal to her base salary then in effect for a period of six months following her termination date and (ii) accelerated vesting of one-third of her stock option shares. In addition, if Dr. Hehenberger is terminated without cause within six months following a change in control, she will be entitled to an additional six months of severance payments (for a total of 12 months) and 100% of the shares subject to options and other equity awards granted to her will fully vest as of the date of her execution of a release in connection with such termination. Cause and good reason are defined as they are for Dr. Sandage and described above.

We have granted and expect to continue to grant our named executive officers stock options under the 2007 plan. For a description of the change in control provisions in such equity incentive plan applicable to these stock options, see “—Equity Incentive Plans—2007 Stock Incentive Plan” below.

The following table sets forth potential payments payable to our named executive officers upon a termination of employment without cause or resignation for good reason or termination of employment without cause or resignation for good reason following a change in control. The table below reflects amounts payable to our executive officers assuming their employment was terminated on December 31, 2011 and, if applicable, a change in control also occurred on such date.

	Upon Termination without Cause or Resignation for Good Cause Reason —No Change in Control			Upon Termination without Cause or Resignation for Good Reason— Change in Control
Name	Cash Severance	Value of Accelerated Vesting(1)	Total	Cash Severance	Value of Accelerated Vesting(1)	Total
Glenn L. Cooper, M.D.	$—	$—	$—	$—	$—	$—
Bobby W. Sandage, Jr., Ph.D.(2)	375,000	457,000	832,000	375,000	1,371,000	1,746,000
Noah D. Beerman(3)	162,500	266,250	428,750	325,000	798,750	1,123,750

(1)	The value of accelerated vesting is equal to $6.50 per share, the closing price per share of our common stock as quoted on NASDAQ on December 30, 2011 for the purposes hereof, multiplied by the number of shares subject to accelerated vesting, less the stock option exercise price.
(2)	Dr. Sandage’s employment agreement provides that: (a) if he is terminated without cause or resigns for good reason, not in connection with a change in control, he will receive 12 months of salary continuation and accelerated vesting of 1/3 of the number of options outstanding and (b) if he is terminated without cause or resigns for good reason within six months following a change in control, he will receive 12 months of salary continuation and accelerated vesting of 100% of the number of options outstanding.
(3)	Mr. Beerman’s employment agreement provides that: (a) if he is terminated without cause or resigns for good reason, not in connection with a change in control, he will receive six months of salary continuation and accelerated vesting of 1/3 of the number of options outstanding and (b) if he is terminated without cause or resigns for good reason within six months following a change in control, he will receive 12 months of salary continuation and accelerated vesting of 100% of the number of options outstanding.

Grants of Plan-Based Awards

All stock options granted to our named executive officers are incentive stock options to the extent permissible under the Code. The exercise price per share of each stock option granted to our named executive officers was equal to the fair market value of our common stock as determined in good faith by our board of directors taking into consideration independently-prepared valuation reports on the date of the grant. All stock options were granted under the 2007 plan.

The following table sets forth certain information regarding grants of plan-based awards to our named executive officers for 2011.

Name	Grant Date	All other option awards: number of securities underlying options(#)	Exercise or base price of option awards ($/share)(1)	Grant date fair value of option awards(2)
Bobby W. Sandage, Jr., Ph.D.	4/14/2011	300,000	$1.93	$257,280
Noah D. Beerman	9/26/2011	225,000	2.95	484,425
Gary Gemignani(3)	2/12/2011	25,000	1.37	36,500

(1)	Represents the per share fair market value of our common stock, as determined in good faith by our board of directors on the grant date.
(2)	Amounts listed represent the aggregate fair value amount computed as of the grant date of each option and award during 2010 in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 14, Stock- Based Compensation, of the Notes to the Financial Statements. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our named executive officers will only realize compensation to the extent the trading price of our common stock is great than the exercise price of such stock options.
(3)	Mr. Gemignani served as our executive vice president, chief operating officer and chief financial officer from May 2010 to May 2011.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth certain information regarding all outstanding equity awards held by our named executive officers as of December 31, 2011.

Name	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price	Option Expiration Date (1)
Bobby W. Sandage, Jr., Ph.D.	300,000	—	$1.93	4/12/2021
Noah D. Beerman	225,000	—	2.95	9/25/2011
Glenn L. Cooper	193,490	96,745	1.37	10/4/2020

(1)	1/3rd of the total of number of shares subject to each option vest on each annual anniversary of the applicable grant.

Option Exercises and Stock Vested

Our named executive officers did not exercise any stock option awards during the year ended December 31, 2011 except for Mr. Gemignani, a former executive officer, who exercised options to purchase 75,000 shares in 2011.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Non-Qualified Deferred Compensation

None of our named executive officers participate in or have account balances in qualified or non-qualified defined contribution plans or other nonqualified compensation plans sponsored by us.

Equity Incentive Plans

2007 Stock Incentive Plan

Our board of directors adopted and our stockholders approved our 2007 plan in June 2007 and January 2008, respectively. As of the Record Date, 138,040 shares of common stock have been issued under the 2007 plan pursuant to the exercise of options, 1,517,960 shares, net of cancellations, of common stock were issued as restricted stock awards under the 2007 plan, 2,492,110 options to purchase shares of common stock, net of cancellations, were granted and options to purchase an aggregate of 2,354,070 shares of common stock were outstanding.

The purpose of the 2007 plan is to provide us with the flexibility to use shares, cash, options or other awards based on our common stock as part of an overall compensation package to provide performance-based compensation to attract and retain qualified personnel. We believe that awards under the 2007 plan may serve to broaden the equity participation of key employees and further link the long-term interests of management and stockholders. Awards under the 2007 plan may include shares, cash, options, stock appreciation rights, or a similar right with a fixed or variable price related to the fair market value of the shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, options, stock appreciation rights, sales or bonuses of restricted stock, restricted stock units or dividend equivalent rights, and an award may consist of one such security or benefit, or two or more of them in any combination or alternative.

There are 6,000,000 shares of common stock reserved for issuance under the 2007 plan, of which 1,989,930 shares were available for issuance as of the Record Date.

Administration

The 2007 plan is administered by our board of directors or a committee designated by the board of directors. With respect to grants of awards to our officers or directors, the 2007 plan is administered by our board of directors or a designated committee in a manner that permits such grants to be exempt from Section 16(b) of the Exchange Act. Grants of awards to covered employees as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, will be made only by a committee comprised solely of two or more directors eligible to serve on a committee making awards. The board of directors has the full authority to select recipients of the grants, determine the extent of the grants, establish additional terms, conditions, rules or procedures to accommodate rules or laws of applicable non-U.S. jurisdictions, adjust awards and to take any other action deemed appropriate; however, no action should be taken that is inconsistent with the terms of the 2007 plan.

Available Shares

Subject to adjustment upon certain corporate transactions or events, a maximum of 6,000,000 shares of our common stock may be issued under the 2007 plan. In addition, subject to adjustment upon certain corporate transactions or events, a participant in the 2007 plan may not receive awards with respect to more than 1,000,000 shares of common stock in any year (and an additional 500,000 shares in connection with a grantee’s commencement of continuous service). Any shares covered by an award which is forfeited, canceled or expires shall be deemed to have not been issued for purposes of determining the maximum aggregate number of shares which may be issued under the 2007 plan, except that the maximum aggregate number of shares which may be issued pursuant to the exercise of incentive stock options shall not exceed 6,000,000. Shares that actually have been issued under the 2007 plan pursuant to an award shall not be returned to the 2007 plan and shall not become available for future issuance under the 2007 plan. To the extent not prohibited by the listing requirements of any established stock exchange or national market system on which our common stock may be traded and any applicable law, any shares covered by an award which are surrendered (i) in payment of the award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an award shall be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued pursuant to all awards under the 2007 plan, unless otherwise determined by the plan administrator.

Eligibility and Types of Awards

The 2007 plan permits us to grant stock awards, including stock options to our employees, directors and consultants and the employees, directors and consultants of PBS and its affiliates. A stock option may be an incentive stock option, within the meaning of section 422 of the Code, or a nonstatutory stock option. However, only employees may be granted incentive stock options.

Stock Options

Incentive and nonstatutory stock options are granted pursuant to option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2007 plan, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2007 plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of the stock options granted under the 2007 plan, up to a maximum of 10 years, except in the case of certain incentive stock options, as described below. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionholder may exercise any options vested as of the date of termination but only during the post-termination exercise period designated in the optionholder’s stock option agreement. The plan administrator may determine such other portion of the optionholder’s unvested award that may be exercised during the post-termination exercise period. The optionholder’s stock option agreement may provide that upon the termination of the optionholder’s relationship with us, for cause, the optionholder’s right to exercise its options shall terminate concurrently with the termination of the relationship. If an optionholder’s service relationship with us, or any of its affiliates, ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or beneficiary may exercise any vested options for a period of 12 months. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws or such longer period as specified in the stock option agreement but in no event beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash or check, (b) surrender of a promissory note acceptable to the plan administrator (subject to minimum interest provisions set forth in the 2007 plan) (c) a broker-assisted cashless exercise, (d) the tender of common stock previously owned by the optionholder, (e) a net exercise of the option, (f) past or future services rendered and (g) any other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Incentive stock options may be granted only to our employees. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under the 2007 plan may not exceed $100,000. No incentive stock option may be granted to any employee who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the total combined voting power or that of any of our affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (b) the term of the incentive stock option does not exceed five years from the date of grant.

Corporate Transactions

Effective upon the consummation of a corporate transaction, all outstanding awards under the 2007 plan shall terminate. However, all such awards shall not terminate to the extent they are assumed in connection with the corporation transaction.

The plan administrator shall have the authority, exercisable either in advance of any actual or anticipated corporate transaction or change in control or at the time of an actual corporate transaction or change in control and exercisable at the time of the grant of an award under the 2007 plan or any time while an award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the 2007 plan and the release from restrictions on transfer and repurchase or forfeiture rights of such awards in connection with a corporate transaction of change in control, on such term and conditions as the plan administrator may specify. The plan administrator shall also have the authority to condition any such award vesting and exercisability or release from such limitations upon the subsequent termination of the continuous service of the holder of the award within a specified period following the effective date of the corporate transaction or change in control. The plan administrator may provide that any awards so vested or released from such limitations in connection with a change in control, shall remain fully exercisable until the expiration or sooner termination of the award. Our executive officers’ employment agreements provide for acceleration of vesting under certain conditions, see “Potential Payments Upon Termination or Change in Control.”

Amendment and Termination

Our board of directors may amend, suspend or terminate the 2007 plan as it deems advisable, except that it may not amend the 2007 plan in any way that would adversely affect a participant with respect to an award previously granted. In addition, our board of directors may not amend the 2007 plan without stockholder approval if such approval is then required pursuant to Section 422 of the Code, the regulations promulgated thereunder or the rules of any stock exchange or similar regulatory body.

Stock Awards and Restricted Stock

A stock award consists of the transfer by us to a participant of shares of common stock. The consideration for the shares to be issued shall be determined by the plan administrator. Shares of common stock acquired pursuant to a stock award may, but need not be, subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator.

Other Awards

In the case of other awards granted under the 2007 plan, the administrator has the authority to determine the exercise or purchase price, if any.

Employee Stock Purchase Plan

On December 19, 2011, our board of directors approved the 2012 Coronado Employee Stock Purchase Plan (the “2012 Plan”) providing for the issuance of up to 200,000 shares of common stock to eligible employees, including our executive officers, subject to stockholder approval of the 2012 Plan. Assuming stockholder approval of the 2012 Plan, eligible employees can purchase our common stock at the end of a predetermined offering period at a price equal to 85% of the lesser of the fair market value at the beginning or end of the offering period. The first period commenced February 1, 2012 and will end on November 30, 2012. Thereafter, offerings will be six months in duration and will commence on December 1 and June 1 of each year. Employee contributions will be made through payroll deductions throughout the offering period and, subject to certain limitations, will be used to purchase shares at the end of each offering period. As of December 31, 2011, all the shares were available for issuance under the 2012 Plan. The 2012 Plan is compensatory and will result in stock-based compensation expense.

For a description of the 2012 Plan, see “—Proposal 2” below.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth, as of December 31, 2011, certain information related to our compensation plans under which shares of our common stock are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by stockholders	1,814,070	$2.17	2,529,930
Equity compensation plans not approved by stockholders	1,068,798	$6.19	—

Total	2,882,868		2,529,930

Non-Executive Director Compensation

The following table and related footnotes show the compensation paid to or accrued for the benefit of our non-executive directors during the fiscal year ended December 31, 2011.

Name	Fees Earned or paid in Cash(1)	Option Awards(2)	All Other Compensation		Total
Eric K. Rowinsky, M.D.	$17,500	$—	$250,000	(3)	$267,500
David J. Barrett	22,500	21,345	—		43,845
Jimmie Harvey, M.D.	42,500	—	—		42,500
J. Jay Lobell	47,500	—	—		47,500
Michael W. Rogers	27,500	21,345	—		48,845
Lindsay A. Rosenwald, M.D.	45,000	—	—		45,000

(1)	Represents director and committee fees accrued in or paid for 2011.
(2)	Represents the aggregate fair value amount computed as of the grant date in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 14, Stock- Based Compensation, of the Notes to Financial Statements. As required by SEC rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. Our directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options. The aggregate number of shares subject to each of Messrs. Barrett and Rogers outstanding option awards as of December 31, 2011 was 25,000 shares. One-third of the total of number of shares subject to these options vest on each annual anniversary of the applicable grant date for so long each of Messrs. Barrett and Rogers continue to serve on our board.
(3)	Represents amount earned and paid in 2011 pursuant to his consulting arrangement.

In July 2010, we entered into a consulting arrangement with Dr. Cooper, one of our directors, pursuant to which Dr. Cooper was paid $25,000 per month for his services as our vice chairman. In April 2011, this consulting arrangement was transitioned into an employment arrangement pursuant to which Dr. Cooper is paid at an annual rate of $300,000.

In September 2010, we entered into a consulting agreement with Dr. Rowinsky, one of our directors, pursuant to which Dr. Rowinsky is paid at an annual rate of $250,000 for his services as our vice chairman.

In October 2010, our board of directors adopted a compensation program for our non-employee directors, or the Non-Employee Director Compensation Policy. Pursuant to the Non-Employee Director Compensation Policy, each member of our board of directors who is not our employee and who is not otherwise receiving compensation from us pursuant to another arrangement, will receive an annual cash retainer of $30,000, payable quarterly, and will receive an initial option grant to purchase up to 25,000 shares of our common stock. Such stock options vest in three annual installments. In July 2011, the Non-Employee Director Compensation Policy was modified to include additional fees for committee participation whereby compensation committee and nominating and corporate governance committee members and committee chairs will receive additional annual cash retainers of $5,000 and $10,000, respectively, payable quarterly, and audit committee members and the audit committee chair will receive additional annual cash retainers of $7,500 and $15,000, respectively, payable quarterly. The Non-Employee Director Compensation Policy was further amended in February 2012 to provide for annual option grants.

Our amended and restated certificate of incorporation limits the liability of our directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	breach of their duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	transaction from which the directors derived an improper personal benefit.

Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. These limitations also do not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Our amended and restated bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. Our amended and restated bylaws also provide that we may advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by us and secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our amended and restated bylaws permit such indemnification. We have obtained a directors’ and officers’ liability insurance policy.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors, unless you direct the holder how to vote, by marking your proxy card.

PROPOSAL NO. 2

APPROVAL OF

THE CORONADO BIOSCIENCES, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

On December 19, 2011, the board of directors adopted the Coronado Biosciences, Inc. 2012 Employee Stock Purchase Plan (the “2012 Plan”), providing for the issuance of up to 200,000 shares of common stock, $.001 par value per shares (the “Shares”) to eligible employees, including our executive officers, subject to stockholder approval of the 2012 Plan. The Company believes that the 2012 Plan will benefit the Company because providing employees of the Company with an opportunity to purchase Shares should prove helpful in attracting, retaining, and motivating valued employees. Shares to be purchased pursuant to the 2012 Plan are not determinable.

The following is a summary of the material provisions of the 2012 Plan and is qualified in its entirety by reference to the complete text of the 2012 Plan, a copy of which is attached to this proxy statement as Annex A.

General Information

The 2012 Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, (the “Code”). There are 200,000 Shares reserved for issuance under the 2012 Plan. The purpose of the 2012 Plan is to attract, retain and motivate employees of the Company by permitting them to participate in the ownership of the Company.

Administration of the Plan

The 2012 Plan is administered by the board of directors and/or by a committee of the board of director having such power as shall be specified by the board of directors. Generally, each offering of common stock under the 2012 Plan (an “Offering”) is for a period of approximately six (6) months duration (“Offering Period”) except the first period, (the “Initial Offering Period”), which commenced February 1, 2012 and will end on November 30, 2012 (together called, “Offering Periods”). The board of directors may adjust the Offering Dates and periods, subject to certain limitations. The 2012 Plan will continue until terminated by the board of directors or until all of the Shares reserved for issuance under the 2012 Plan have been issued.

Eligibility

Participation in the 2012 Plan is limited to eligible employees of the Company and any parent or subsidiary corporation of the Company designated by the board of directors for inclusion in the 2012 Plan (individually, a “Participating Company”) who authorize payroll deductions. Payroll deductions may not exceed 10% of compensation. No person who owns Shares or holds options to purchase, or who as a result of participation in the 2012 Plan would own Shares or hold options to purchase, 5% or more of the total combined voting power or value of all classes of stock of the Company is entitled to participate in the 2012 Plan. In addition, employees (1) who customarily work fewer than 20 hours per week or (2) who customarily work not more than five months in any calendar year are not eligible to participate. Once an employee becomes a participant in the 2012 Plan (a “Participant”), the employee will automatically participate in each successive Offering until such time as the employee either ceases to be an eligible employee, withdraws from the 2012 Plan or terminates employment.

Generally, Offerings will be six months in duration, except the Initial Offering Period, and will commence on December 1 and end on May 31 and then commence on June 1 and end on the next November 30.

Purchase of and Payment for Securities Offered

Except for the Initial Offering Period, each Offering Period shall consist of one (1) purchase period of approximately six (6) months duration (individually, a “Purchase Period”). On the last day of each Purchase Period (the “Purchase Date”), Shares are purchased based on accumulated payroll deductions. The purchase price per share at which the Shares are sold under the 2012 Plan generally will be 85% of the lesser of the fair market value of the Shares on the first day of the Offering or the Purchase Date.

The number of Shares a Participant purchases in each Offering is determined by dividing the total amount of payroll deductions withheld from the Participant’s compensation by the purchase price. Subject to certain limitations, during an Offering each Participant has a “Purchase Right” consisting of the right to purchase the lesser of (i) the whole number of Shares determined by dividing $25,000 by the fair market value of a Share on the first day of the Offering and (ii) 5,000 Shares (provided that with respect to the Initial Offering Period such 5,000 figure shall be 10,000). However, Participants may not purchase Shares under the 2012 Plan or any other employee stock purchase plan under Section 423 of the Code having a fair market value exceeding $25,000 (as determined for purposes of the Code as of the Offering Date for each Offering) in any calendar year in which such Participant’s Purchase Right with respect to such Offering remains outstanding. Any cash balance remaining in the Participant’s account is refunded to the Participant as soon as practicable after the Purchase Date. If the refund is less than the amount necessary to purchase a whole Share, the Company may maintain the cash in the Participant’s account and apply it toward the purchase of Shares in the subsequent Purchase Period or Offering.

A Participant may withdraw from an Offering at any time without affecting his or her eligibility to participate in future Offerings. In effect therefore, a Participant is given an option which he or she may or may not exercise at the end of a Purchase Period. However, once a Participant withdraws from an Offering, that Participant may not again participate in the same Offering.

In the event of a Transfer of Control of the Company (as defined in the 2012 Plan), the board of directors, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof (the “Acquiring Corporation”) to assume the Company’s rights and obligations under the 2012 Plan. Purchase Rights which are neither assumed by the Acquiring Corporation nor exercised as of the Transfer of Control terminate as of the date of the Transfer of Control.

The board of directors may amend or terminate the 2012 Plan but may not affect Purchase Rights previously granted under the 2012 Plan or adversely affect the right of any Participant except as permitted by the 2012 Plan, as necessary to qualify the 2012 Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the Shares under applicable foreign, federal or state securities laws. The stockholders must approve any amendment changing the number of Shares reserved under the 2012 Plan or changing the definition of the employees (or class of employees) eligible for participation in the 2012 Plan or the definition of a corporation that may be designated by the board of directors as a Participating Company within 12 months of the adoption of such amendment. In addition, the stockholders must approve an amendment to the 2012 Plan if stockholder approval is necessary in order to comply with Rule 16b-3 promulgated under Section 16 of the Exchange Act.

Federal Income Tax Consequences

The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the 2012 Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable. This summary assumes that the exercise of a Purchase Right under the 2012 Plan constitutes an exercise pursuant to an “employee stock purchase plan” under Section 423 of the Code.

Purchase Rights

Generally, there are no tax consequences to an employee of either becoming a Participant in the 2012 Plan or purchasing Shares under the 2012 Plan. The tax consequences of a disposition of Shares vary depending on the period such stock is held before its disposition. If a Participant disposes of Shares within two years of the Offering Date or within one year after the Purchase Date on which the Shares are acquired (a “disqualifying disposition”), the Participant recognizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the Shares on the Purchase Date (determined without regard to securities law restrictions) over the purchase price. Any additional gain or resulting loss recognized by the Participant from the disposition of the Shares is a capital gain or loss.

If the Participant disposes of Shares more than two years after the Offering Date or more than one year after the Purchase Date on which the Shares are acquired, or dies while holding Shares (whether or not within such periods) the Participant recognizes ordinary income in the year of disposition or death in an amount equal to the lesser of (1) the excess of the fair market value of the Shares on the date of disposition or death over the purchase price or (2) the excess of the fair market value of the Shares on the Offering Date over the purchase price. For this purpose, if the purchase price cannot be determined at the date of the option grant, then the purchase price is determined as though the option were exercised when granted. Any additional gain recognized by the Participant on the disposition of the Shares is a capital gain. If the fair market value of the Shares on the date of disposition is less than the purchase price (as so determined), there is no ordinary income and the loss recognized is a capital loss.

If the Participant disposes of the Shares in a disqualifying disposition, the Company is entitled to a deduction equal to the amount of ordinary income recognized by the Participant as a result, subject to the Section 162(m) Deduction Limit discussed below. In all other cases, no deduction is allowed the Company.

Section 162(m) Deduction Limit

Under Section 162(m) of the Code, the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four most highly compensated executive officers of a publicly-held corporation (the “Covered Employees “) is limited to no more than $1 million per year for fiscal years beginning on or after January 1, 1994 (the “Deduction Limit”). Income to a Covered Employee resulting from the disqualifying disposition of Shares acquired upon exercise of Purchase Rights under the 2012 Plan is subject to the Deduction Limit.

Adjustments Upon Changes in Capitalization and Other Events

In the event of changes in the Common Stock of the Company due to a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, or like change in the Company’s capitalization, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale or other reorganization, appropriate adjustments shall be made by the Company in the securities subject to purchase under a Purchase Right, the 2012 Plan’s Share reserve, the number of Shares subject to a Purchase Right, and in the purchase price per Share.

Restrictions on Resale of Stock

Employees who are executive officers or directors of the Company are subject to the reporting and “short swing” profits liability provisions of Section 16 of the Exchange Act. Such provisions may restrict resale of the Common Stock purchased under the 2012 Plan. In addition, shares so received by a person deemed an “affiliate” of the Company under the Securities Act must be registered for resale by such person unless such resale complies with the provisions of Rule 144 under the Securities Act. Rule 405 under the Securities Act defines “affiliate” as “a person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with” the Company. The foregoing is not intended to be a complete statement of applicable law and employees should rely on their own legal counsel.

Other Information

Sections 401(a) and 401(k) of the Code and the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) are not applicable to the 2012 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL

OF THE 2012 PLAN.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors, unless you direct the holder how to vote, by marking your proxy card.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the year ending December 31, 2012. A representative of PricewaterhouseCoopers LLP is expected to be present by teleconference at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative also is expected to be available to respond to appropriate questions from stockholders.

If stockholders fail to ratify the appointment, the audit committee will reconsider its appointment of PricewaterhouseCoopers LLP.

Services and Fees of Independent Accountants

The following chart sets forth public accounting fees paid to PricewaterhouseCoopers LLP during the years ended December 31, 2011 and 2010:

	Years Ended December 31,
	2011	2010
Audit Fees	$506,500	$230,000
Audit Related Fees	27,400
Tax Fees	—	—
All Other Fees	—	—

Total	$533,900	$230,000

(1)	Audit Fees—This category includes the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by independent auditors in connection with the engagement for fiscal years.
(2)	Audit-Related Fees—This category consists of fees reasonably related to the performance of the audit or review of our financial statements that are not reported as “Audit Fees.”
(3)	Tax Fees—This category consists of tax compliance, tax advice and tax planning work.
(4)	All Other Fees—This category consists of fees for other miscellaneous items.

Pre-Approval Policies and Procedures of the Audit Committee

The audit committee has adopted policies and practices relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any pre-approval is detailed as to the particular service or type of services to be provided and is subject to a maximum dollar amount.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

FOR THE YEAR ENDING DECEMBER 31, 2012.

GENERAL

Management does not know of any matters other than those stated in this proxy statement that are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

We will bear the cost of preparing, printing, assembling and mailing the proxy, proxy statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at our request. In addition to the solicitation of proxies by use of the mails, officers and regular employees of Coronado may solicit proxies without additional compensation, by telephone or other electronic means. We may reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. Coronado’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room.

We will only deliver one proxy statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of this proxy statement and any future annual reports and proxy or information statements to any security holder at a shared address to which a single copy of this proxy statement was delivered, or deliver a single copy of this proxy statement and any future annual reports and proxy or information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the Company at following address: 15 New England Executive Park, Burlington, MA 01803.

We will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2011 (as filed with the SEC), including the financial statements contained therein. All such requests should be directed to Secretary, 15 New England Executive Park, Burlington, MA 01803.

STOCKHOLDER PROPOSALS

The annual meeting of stockholders for the fiscal year ending December 31, 2012 is expected to be held in June 2013. Any stockholder proposal intended to be included in our proxy statement and form of proxy for presentation at the 2013 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us not later than March 19, 2013. As to any proposal submitted for presentation at the 2013 annual meeting outside the processes of Rule 14a-8, the proxies named in the form of proxy for the 2013 annual meeting will be entitled to exercise discretionary authority on that proposal unless we receive notice of the matter on or before June 2, 2013.

By Order of the Board of Directors,
/s/ Glenn L. Cooper
Glenn L. Cooper, M.D.
Executive Chairman of the Board of Directors

Dated: July 13, 2012

Annex A

Coronado Biosciences, Inc.

2012 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The Coronado Biosciences, Inc. 2012 Employee Stock Purchase Plan (the “Plan”) is established to provide eligible employees of Coronado Biosciences, Inc., a Delaware corporation, and any successor corporation thereto (collectively, “Coronado”), and any current or future parent corporation or subsidiary corporations of Coronado as the Board of Directors of Coronado (the “Board”) shall from time to time designate (collectively referred to as the “Company” and individually referred to as a “Participating Company”), with an opportunity to acquire a proprietary interest in the Company by the purchase of common stock of Coronado. For purposes of the Plan, the terms “parent corporation” and “subsidiary corporation” shall have the meanings as defined in sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

Coronado intends that the Plan shall qualify as an “employee stock purchase plan” under section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of section 423 of the Code shall have the same definition herein.

An employee participating in the Plan (a “Participant”) may withdraw such Participant’s accumulated payroll deductions (if any) and terminate participation in the Plan or any Offering (as defined below) therein at any time during a Purchase Period (as defined below). Accordingly, each Participant is, in effect, granted an option pursuant to the Plan to purchase shares of common stock of Coronado (each a “Purchase Right”, and collectively, the “Purchase Rights”) which may or may not be exercised at the end of a Purchase Period.

2. Administration. The Plan shall be administered by the Board and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references to the Board shall also mean the committee if a committee has been appointed. All questions of interpretation of the Plan or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan and/or any Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3. Share Reserve. The maximum number of shares which may be issued under the Plan shall be Two Hundred Thousand (200,000) shares of Coronado’s authorized but unissued common stock, $.001 par value (the “Shares”). In the event that any Purchase Right for any reason expires or is canceled or terminated, the Shares allocable to the unexercised portion of such Purchase Right may again be subjected to a Purchase Right.

4. Eligibility. Any employee of a Participating Company is eligible to participate in the Plan except employees who:

(a) customarily work 20 hours or less per week for a Participating Company;

(b) customarily work not more than five months in any calendar year for a Participating Company; or

(c) as of the start of an Offering, own stock of Coronado (or any parent or subsidiary corporation of Coronado) and/or own or hold options to purchase or who, as a result of participation in the Plan, would own or hold options to purchase, stock of Coronado (or any parent or subsidiary corporation of Coronado), possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Coronado (or any parent or subsidiary corporation of Coronado) within the meaning of section 423(b)(3) of the Code.

Notwithstanding anything herein contained to the contrary, any individual performing services for a Participating Company solely through a leasing agency or employment agency shall not be deemed an “employee” of such Participating Company.

5. Offering Dates.

(a) Offering Periods. Except as otherwise set forth below, the Plan shall be implemented by offerings (individually, an “Offering”) of approximately six (6) months duration (an “Offering Period”). The “Initial Offering Date” is February 1, 2012. The initial Offering shall be of ten (10) months duration, shall commence on the Initial Offering Date and shall end on November 30, 2012 (the “Initial Offering Period”). Thereafter, Offering Periods shall commence on December 1 and end on May 31 and then commence on June 1 and end on the next November 30. Notwithstanding the foregoing, the Board may establish a different term for one or more Offerings and/or different commencing and/or ending dates for such Offerings. An employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering provided such employee is still eligible to participate in the Plan as of the commencement of any such subsequent Offering. Eligible employees may not participate in more than one Offering at a time. The first day of an Offering Period shall be the “Offering Date” for such Offering Period. In the event the first and/or last day of an Offering Period as set forth above is not a Trading Day (as defined below), such first and/or last day shall be deemed to be the last Trading Day before such day, respectively. For purposes of this Plan, “Trading Day” shall mean a day on which national stock exchanges are open for trading.

(b) Purchase Periods. Except for the Initial Offering Period, each Offering Period shall consist of one (1) purchase period of approximately six (6) months duration (individually, a “Purchase Period”). The last day of each Purchase Period shall be the “Purchase Date” for such Purchase Period. The Purchase Period commencing on the Initial Offering Date of February 1, 2012 (the “First Purchase Period”) shall end on November 30, 2012. Each subsequent Purchase Period after the First Purchase Period will commence with the beginning of the respective Offering Period and end at the end of such respective Offering Period. Notwithstanding the foregoing, the Board may establish a different term for one or more Purchase Periods and/or different commencing dates and/or Purchase Dates for such Purchase Periods, upon providing reasonable notice. In the event the first and/or last day of a Purchase Period as set forth above is not a Trading Day, such first and/or last day shall be deemed to be the last Trading Day before such day, respectively.

(c) Governmental Approval; Stockholder Approval. Notwithstanding any other provision of the Plan to the contrary, any Purchase Right granted pursuant to the Plan shall be subject to (i) obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of the Purchase Rights and/or the Shares, and (ii) obtaining stockholder approval of the Plan as required pursuant to section 423(b)(2) of the Code. Notwithstanding the foregoing, such stockholder approval shall not be necessary in order to grant any Purchase Right granted in the Plan’s Initial Offering Period; provided, however, that the exercise of any such Purchase Right shall be subject to obtaining such stockholder approval of the Plan. If such stockholder approval is not obtained before the end of the Initial Offering Period, this Plan shall be deemed null and void and all rights hereunder shall terminate and each Participant’s accumulated payroll deductions shall be returned as soon as practicable after the termination, without the payment of any interest (unless the Board decides otherwise pursuant to paragraph 9(e) below), to the Participant, and the Participant’s interest in the Offering and/or the Plan, as applicable, shall terminate.

6. Participation in the Plan. An eligible employee shall become a Participant on the Offering Date after satisfying the eligibility requirements and delivering to the Company’s payroll office not later than three (3) full business days before such Offering Date (the “Subscription Date”) a fully-completed subscription agreement (utilizing a form provided by the Company for such purpose) indicating the employee’s election to participate in the Plan and authorizing initial payroll deductions for the applicable Offering of 1% to 10% of the Participant’s Compensation. An eligible employee who does not deliver such a subscription agreement to the Company’s payroll office on or before the Subscription Date shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such employee subsequently enrolls in the Plan by filing such a subscription agreement with the Company by the Subscription Date for such subsequent Offering Period. The Company may, from time to time, change the Subscription Date as deemed advisable by the Company in its sole discretion for proper administration of the Plan, upon providing reasonable notice. Each employee shall be required to comply with above participation requirements, as well as any other requirements set forth in this Plan, with respect to each Offering Period to be a Participant in such Offering Period.

7. Right to Purchase Shares. Except as set forth below, during an Offering Period each Participant in such Offering Period shall have a Purchase Right consisting of the right to purchase the lesser of:

(a) that number of whole Shares arrived at by dividing Twenty Five Thousand Dollars ($25,000.00) by the fair market value of a Share on the Offering Date of such Offering Period; and

(b) 5,000 Shares (provided that with respect to the Initial Offering Period such 5,000 figure shall be 10,000).

The “fair market value” of Shares shall be determined in accordance with paragraph 8 below. Shares may only be purchased under the Plan through a Participant’s payroll withholding pursuant to paragraph 9 below. In no event shall a Participant’s Purchase Right permit such Participant to acquire more Shares in any calendar year than is permitted under paragraph 10(a) hereof.

Notwithstanding anything herein to the contrary, each Purchase Right shall expire in accordance with paragraph 9(j) hereof.

8. Purchase Price. The purchase price at which Shares may be acquired in a given Purchase Period pursuant to the exercise of all or any portion of a Purchase Right granted under the Plan (the “Offering Exercise Price”) shall be set by the Board; provided, however, that the Offering Exercise Price shall not be less than eighty-five percent (85%) of the lesser of (i) the fair market value of the Shares on the Offering Date of the Offering Period of which the Purchase Period is a part, or (ii) the fair market value of the Shares on the Purchase Date for such Purchase Period. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Offering Exercise Price for each Purchase Period in that Offering Period shall be eighty-five percent (85%) of the lesser of (i) the fair market value of the Shares on the Offering Date of such Offering Period or (ii) the fair market value of the Shares on the given Purchase Date. For purposes of the plan, the “fair market value” of the Shares on the applicable dates shall be the closing sales price on The Nasdaq Global Market (or the average of the closing bid and asked prices if the Shares are so quoted instead) or as reported on such other national or regional securities exchange or market system if the Shares are traded on such other exchange or system instead, or as determined by the Board if the Shares are not so reported. If the relevant date does not fall on a day on which the Shares are quoted on The Nasdaq Global Market or such other national or regional securities exchange or market, the date on which the fair market value per Share shall be established shall be the last day on which the Shares were so quoted to such relevant date.

9. Payment of Purchase Price. Shares which are acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation during the Offering Period. For purposes of the Plan, a Participant’s “Compensation” with respect to an Offering (i) shall include the Participant’s base salary before deduction for any contributions to any plan maintained by a Participating Company and described in section 401(k) or section 125 of the Code, commissions, overtime and bonuses and (ii) shall not include annual awards, other incentive payments, shift premiums, long-term disability, worker’s compensation or any other payments not specifically referenced in (i). Except as set forth below, the amount of Compensation to be withheld from a Participant’s Compensation during each pay period shall be determined by the Participant’s subscription agreement.

(a) Election to Decrease, Increase or Stop Withholding. During an Offering Period, a Participant may elect to decrease the amount to be withheld as many times as desired, or to stop withholding (by reducing the Participant’s withholding election to 0%), from his or her Compensation by filing an amended subscription agreement with the Company’s payroll office on or before the “Change Notice Date.” The “Change Notice Date” shall initially be the seventh (7th) day prior to the end of the first pay period for which such election is to be effective; however, the Company may change such Change Notice Date from time to time, upon reasonable notice. A Participant may elect to increase the amount withheld from the Participant’s Compensation not more than twice for purposes of any Purchase Period.

(b) Limitations on Payroll Withholding. The amount of payroll withholding with respect to the Plan for any Participant during any pay period shall be no less than one percent (1%) of the Participant’s Compensation (except where the Participant has elected under Section 9 (a) to decrease the amount of the Participant’s withholding election to 0%) for such pay period, and, unless such 0% withholding is in effect, shall be in one percent (1%) increments not to exceed ten percent (10%) of the Participant’s Compensation for such pay period. Notwithstanding the foregoing, the Board may change the limits on payroll withholding effective as of a future Offering Date, as determined by the Board, upon reasonable notice. Amounts withheld shall be reduced by any amounts contributed by the Participant and applied to the purchase of Company stock pursuant to any other employee stock purchase plan qualifying under section 423 of the Code.

(c) Payroll Withholding. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated by the Participant or otherwise as provided in the Plan.

(d) Participant Accounts. An individual account shall be maintained under the Plan for each Participant. All payroll deductions from a Participant’s Compensation shall be credited to such account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

(e) No Interest Paid. Interest shall not be paid on sums withheld from a Participant’s Compensation, unless the Board elects to make such payments to all Participants on a non-discriminatory basis.

(f) Exercise of Purchase Right. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Offering or whose participation in the Offering has not terminated on or before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole Shares arrived at by dividing the total amount of the Participant’s accumulated payroll deductions for the Purchase Period by the Offering Exercise Price; provided, however, in no event shall the number of Shares purchased by the Participant exceed the number of Shares subject to the Participant’s Purchase Right or the limitations imposed by paragraph 10(a) hereof. No Shares shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated on or before such Purchase Date.

(g) Remaining Cash Balance. Any cash balance remaining in a Participant’s account at the end of a Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount necessary to purchase a whole Share, the Company may establish procedures whereby such cash is maintained in the Participant’s account and applied toward the purchase of Shares in the subsequent Offering Period.

(h) Tax Withholding. At the time a Purchase Right is exercised, in whole or in part, or at the time some or all of the Shares received pursuant to a Purchase Right are disposed of, the Participant shall make adequate provision for the foreign, federal and state tax withholding obligations of the Company, if any, which arise upon exercise of the Purchase Right and/or upon disposition of Shares, respectively. The Company may, but shall not be obligated to, withhold from the Participant’s Compensation the amount necessary to meet such withholding obligations.

(i) Company Established Procedures. The Company may, from time to time, establish or change (i) a minimum required withholding amount for participation in an Offering, (ii) limitations on the frequency and/or number of changes in the amount withheld during an Offering, (iii) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (iv) payroll withholding in excess of or less than the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of subscription agreements, (v) the date(s) and manner by which the fair market value of the Shares is determined for purposes of administration of the Plan and/or (vi) such other limitations or procedures as deemed advisable by the Company in the Company’s sole discretion which are consistent with the Plan and in accordance with the requirements of section 423 of the Code.

(j) Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which such Purchase Right relates shall expire immediately upon the end of such Offering Period.

10. Limitations on Purchase of Shares; Rights as a Stockholder.

(a) Fair Market Value Limitation. Notwithstanding any other provision of the Plan, no Participant shall be entitled to purchase Shares under the Plan (and under all other employee stock purchase plans which are intended to meet the requirements of section 423 of the Code sponsored by the Company or a parent or subsidiary corporation of the Company) at a rate which exceeds $25,000 in fair market value, which fair market value is determined for Shares purchased during a given Offering Period as of the Offering Date for such Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which such Participant’s Purchase Right with respect to such Offering Period remains outstanding under the Plan (and under all other employee stock purchase plans described in this sentence).

(b) Pro Rata Allocation. In the event the number of Shares which might be purchased by all Participants in the Plan exceeds the number of Shares available under the Plan (as set forth in paragraph 3), the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable.

(c) Rights as a Stockholder and Employee. A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of a stock certificate(s) for the Shares being purchased pursuant to the exercise of the Participant’s Purchase Right. No adjustment shall be made for cash dividends or distributions or other rights for which the record date is prior to the date such stock certificate(s) are issued. Nothing herein shall confer upon a Participant any right to continue in the employ of the Company, or any Participating Company or interfere in any way with any right of the Company, to terminate the Participant’s employment at any time.

11. Withdrawal. (a) Withdrawal From an Offering. A Participant may withdraw from an Offering by signing and delivering to the Company’s payroll office, a written notice of withdrawal on a form provided by the Company for such purpose (a “Withdrawal Notice”). Such withdrawal may be elected at any time up to three (3) full business days (or such other number of business days as deemed advisable by the Company in its sole discretion for proper administration of the Plan, upon reasonable notice) prior to the end of an Offering. Unless otherwise indicated, withdrawal from an Offering shall not result in such Participant’s withdrawal from the Plan or any succeeding Offering therein. Subject to paragraph 11(c), by withdrawing from an Offering effective as of the close of a given Offering, a Participant may immediately commence participation in the next Offering commencing immediately thereafter by again satisfying the requirements of paragraphs 4 and 6 above. A Participant is prohibited from again participating in an Offering at any time upon withdrawal from such Offering. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company’s payroll office for a reasonable period prior to the effectiveness of the Participant’s withdrawal from an Offering.

(b) Return of Payroll Deductions. Upon withdrawal from an Offering pursuant to paragraph 11(a), the withdrawn Participant’s accumulated payroll deductions which have not been applied toward the purchase of Shares under the Plan shall be returned as soon as practicable after the withdrawal, without the payment of any interest (unless the Board decides otherwise pursuant to paragraph 9(e) above), to the Participant, and the Participant’s interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

(c) Participation Following Withdrawal. An employee who is also an officer or director of the Company subject to section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each a “Section 16 Affiliate”) and who is deemed to “cease participation” in the Plan within the meaning of Rule 16b-3 promulgated under the Exchange Act as amended from time to time or any successor rule or regulation (“Rule 16b-3”) as a consequence of his or her withdrawal from an Offering pursuant to paragraph 11(a) above shall not again participate in the Plan for at least six months after the date of such withdrawal (the “Withdrawal Date”). Unless otherwise construed to be an earlier date pursuant to any applicable law, the Withdrawal Date for purposes of this paragraph shall refer to the date that the related Withdrawal Notice is sent or provided to the Company as required by paragraph 11(a).

12. Termination of Employment. Termination of a Participant’s employment with the Company for any reason, including retirement, disability or death or the failure of a Participant to remain an employee eligible to participate in the Plan, shall terminate the Participant’s participation in the Plan immediately. In such event, the payroll deductions credited to the Participant’s account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s legal representative, and all of the Participant’s right under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this paragraph 12 unless the Board elects otherwise pursuant to paragraph 9(e) above. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of paragraphs 4 and 6 above.

13. Transfer of Control. A “Transfer of Control” shall be deemed to have occurred in the event any of the following occurs with respect to Coronado.

(a) a merger or consolidation in which Coronado is not the surviving corporation;

(b) a merger or consolidation in which Coronado is the surviving corporation where the stockholders of Coronado before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of Coronado;

(c) the sale, exchange, or transfer of all or substantially all of Coronado’s assets other than a sale, exchange, or transfer to one (1) or more subsidiary corporations (as defined in paragraph 1, above) of Coronado;

(d) the direct or indirect sale or exchange by the stockholders of Coronado of all or substantially all of the stock of Coronado where the stockholders of Coronado before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of Coronado after such sale or exchange; or

(e) the liquidation or dissolution of Coronado;

In the event of a Transfer of Control, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be (the “Acquiring Corporation”), for the Acquiring Corporation to assume Coronado’s rights and obligations under the Plan. All Purchase Rights shall terminate effective as of the date of the Transfer of Control to the extent that the Purchase Right is neither exercised as of the date of the Transfer of Control nor assumed by the Acquiring Corporation. In the event of such termination, the payroll deductions credited to a Participant’s account since the last Purchase Date prior to such termination shall, as soon as practicable, be returned to the Participant. Interest shall not be paid on such sums returned to a Participant pursuant to this paragraph 13 unless the Board elects otherwise pursuant to paragraph 9(e) above.

14. Capital Changes. In the event of changes in the common stock of Coronado due to a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, or like change in Coronado capitalization, or in the event of any merger (including a merger effected for the purpose of changing Coronado’s domicile), sale or other reorganization, appropriate adjustments shall be made by Coronado in the securities subject to purchase under a Purchase Right, the Plan’s share reserve, the number of Shares subject to a Purchase Right, and in the purchase price per Share.

15. Transferability. A Purchase Right may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Coronado, in its absolute discretion, may impose such restrictions on the transferability of the Shares purchasable upon the exercise of a Purchase Right as it deems appropriate, and any such restriction shall be set forth in the respective subscription agreement and may be referred to on the certificates evidencing such Shares.

16. Reports. Each Participant who exercised all or part of his or her Purchase Right for an Offering shall receive, as soon as practicable after the Purchase Date of such Purchase Period, a report of such Participant’s account setting forth the total payroll deductions accumulated, the number of Shares purchased, the fair market value of such Shares, the date of purchase and the remaining cash balance to be refunded or retained in the Participant’s account pursuant to paragraph 9(g) above, if any. In addition, each Participant shall be provided information concerning Coronado equivalent to that information generally made available to Coronado’s common stockholders.

17. Plan Term. This Plan shall continue until terminated by the Board.

18. Restriction on Issuance of Shares. The issuance of Shares under the Plan shall be subject to compliance with all applicable requirements of foreign, federal or state law with respect to the Shares. A Purchase Right may not be exercised if the issuance of Shares upon such exercise would constitute a violation of any applicable foreign, federal or state securities laws or other law or regulations. In addition, no Purchase Right may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the Shares issuable upon exercise of the Purchase Right, or (ii) in the opinion of legal counsel to Coronado, the Shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. As a condition to the exercise of a Purchase Right, Coronado may require a Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

19. Legends. The Company may at any time place legends or other identifying symbols referencing any applicable foreign, federal and/or state securities restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing Shares issued under the Plan. A Participant shall, at the request of Coronado, promptly present to Coronado any and all certificates representing Shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this paragraph 19. Unless otherwise specified by Coronado, legends placed on such certificates may include but shall not be limited to the following:

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER THE EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF MADE ON OR BEFORE                     . THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE) PRIOR TO THIS DATE.”

20. Notification of Sale of Shares. Coronado may require a Participant to give Coronado prompt notice of any disposition of Shares acquired by exercise of a Purchase Right within two (2) years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. Coronado may require that until such time as a Participant disposes of Shares acquired upon exercise of a Purchase Right, the Participant shall hold all such Shares in the Participant’s name (and not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Right referred to in the preceding sentence. Coronado may direct that the certificates evidencing Shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

21. Amendment or Termination of the Plan. The Board may at any time amend or terminate the Plan, except that such termination shall not affect Purchase Rights previously granted under the Plan, nor may any amendment make any change in a Purchase Right previously granted under the Plan which would adversely affect the right of any Participant (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to section 423 of the Code or to obtain qualification or registration of the Shares under applicable foreign, federal or state securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would change the number of Shares authorized for issuance under the Plan or would change the definition of the employees (or class of employees) eligible to participate in the Plan, including the corporations that may be designated by the Board as Participating Companies.

22. Section 409A. The Purchase Rights under the Plan are not intended to constitute “nonqualified deferred compensation” within the meaning of section 409A of the Code. However, if at any time the Board or other administrator determines that the Purchase Rights may be subject to section 409A of the Code, the Board or other administrator shall have the right, in its sole discretion, to amend the Plan and any outstanding Purchase Rights as it may determine is necessary or desirable either to (a) exempt the Purchase Rights from section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Purchase Rights, or (b) comply with the requirements of section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

23. Additional Restrictions of Rule 16b-3. The terms and conditions of Purchase Rights granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such Purchase Rights shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

The foregoing Coronado Biosciences, Inc. 2012 Employee Stock Purchase Plan was duly adopted by the Board of Directors of the Company on the 19th day of December, 2011.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

CORONADO BIOSCIENCES, INC.

TO BE HELD ON AUGUST 16, 2012

Dale Ritter, with full power of substitution, hereby is authorized to vote as specified below or, with respect to any matter not set forth below, as he shall determine, all of the shares of common stock of Coronado Biosciences, Inc. that the undersigned would be entitled to vote, if personally present, at the 2012 annual meeting of stockholders and any adjournment thereof.

Unless otherwise specified, this proxy will be voted FOR Proposals 1, 2 and 3.

The board of directors recommends a vote FOR Proposals 1, 2 and 3.

1.	ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Glenn L. Cooper, M.D., Bobby W. Sandage, Jr. Ph.D., Eric K. Rowinsky, M.D., David J. Barrett, Jimmie Harvey, Jr., M.D., J. Jay Lobell, Michael W. Rogers, Lindsay A. Rosenwald, M.D. and Harlan F. Weisman, M.D.

INSTRUCTION: To withhold authority to vote for any nominee, write the nominee’s name in the space provided below.

2.	APPROVAL AND RATIFICATION OF THE CORONADO BIOSCIENCES, INC. 2012 EMPLOYEE STOCK PURCHASE PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as your name appears below. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or partner, please give full title as such.

Date: , 2012
Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.